U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OCTILLION CORP.

(Name of Small Business Issuer in Its Charter)

Nevada

(State or Other Jurisdiction of

Incorporation or Organization)

2836

(Primary Standard Industrial

Classification Code)

59-3509694

(I.R.S. Employer

Identification Number)

1628 West 1st Avenue, Suite 123, Vancouver, British Columbia, V6J 1G1

Telephone: (604) 736-9109

Facsimile: (604) 736-9107

(Address and telephone of registrant's executive office)

Terri DuMoulin, President

1628 West 1st Avenue, Suite 123,

Vancouver, British Columbia, V6J 1G1

Telephone: (604) 736-9109

Facsimile: (604) 736-9107

(Name, address and telephone number of agent for service)

Copies of all communications and notices to:

Joseph Sierchio, Esq.

Sierchio Greco & Greco, LLP

720 Fifth Avenue

New York, New York 10019

Telephone: (212) 246-3030

Facsimile: (212) 246-2225

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APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

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If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered (1)	Number of Units To Be Registered	Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units consisting of one share of common stock, and two share purchase warrants	1,000,000	$0.50per unit (1)	$500,000	$ 59 ..00
Class A Warrants (2)	1,000,000	- -	$0.00	- -
Class B Warrants (2)	1,000,000	- -	$0.00	- -
Common Stock (3)	1,000,000	- -	$0.00	- -
Common Stock Issuable upon Exercise of Class A Warrants (4)	1,000,000	$0.50 per share	$ 500,000	$59.00
Common Stock Issuable Upon Exercise of Class B Warrants (4)	1,000,000	$0.55 per share	$ 550,000	$65.00
Total Number of shares of common stock	3,000,000	- -	$1,550,000	$ 183 ..00

(1)   Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) based upon a sale price of $0.50 by the Company of its Common Stock, which was the last sale prior to filing this registration statement. This registration statement also covers an indeterminate number of shares of Octillion Corp. common stock, par value $.001 per share, that may be issuable by reason of stock splits, stock dividends or other adjustment provisions of the respective warrants in accordance with Rule 416 under the Securities Act.

(2)   Warrants constituting a part of the units.

(3)   Common stock constituting a part of the units.

(4)   Common stock issuable upon exercise of warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

OCTILLION CORP.

1,000,000 Units

Octillion Corp. is offering up to a total of 1,000,000 units, at a price of $0.50 per unit on an “all or none” basis with respect to the first 500,000 units and a “best efforts” basis with respect to the remaining 500,000 units. Each unit consists of one share of common stock, one Class A Non-redeemable Warrant to purchase a share of common stock at $.50 per share for a period of 24 months from the date of issuance, and one Class B Non-redeemable Warrant to purchase a share of common stock at $.55 per share for a period of 36 months from the date of issuance. The units will be sold by our officers and directors without any involvement of underwriters or broker-dealers. There are no minimum purchase requirements by you.  The warrants are immediately detachable from the common stock and will be separately tradable.

In the event that 500,000 units are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 500,000 units are not sold within the 180 days of the date of this prospectus, or within the additional 90 days if extended, all money received by us will be promptly returned to the subscribers without interest or deduction of any kind. If at least 500,000 units are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. In any case, interest earned on the money will be retained by us. Funds will be held in a separate account at Bank of Montreal, Vancouver, British Columbia. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. No compensation is to be paid to any person for the offer and sale of the units.  See “Plan of Distribution.”

The units offered by this Prospectus have not been registered in the State of Florida.  When sales are made to five or more persons in the State of Florida, any sale of the shares in the State of Florida may be voided by the purchasers of those units within three days after the receipt of consideration by us from those Florida purchasers.

Although our common stock is quoted for trading on the over-the-counter "pink sheets" market under the symbol “OTLN” there is no active trading market for our common stock.

This Offering Is Highly Speculative And Involves Risks. See "Risk Factors" Beginning On Page 6.

Neither the Securities and Exchange Commission nor any state or Canadian federal or provincial securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Proceeds to us if the Minimum is Sold (1)	Proceeds to us if the Maximum is Sold (1)
Per Unit	$0.50	$0.50	$0.50
Total	$500,000	$250,000	$500,000

(1)  Does not include offering expenses of approximately $35,000 or the proceeds that we would receive if all of the warrants were exercised.

The Date of This Prospectus Is [          ], 2005.

The following Table of Contents has been designed to help you find important information contained in the Prospectus.  We encourage you to read the entire Prospectus.

TABLE OF CONTENTS

Page

Prospectus Summary

3

Risk Factors

6

Forward-Looking Statements

20

Use Of Proceeds

21

Dilution

22

Our Business

24

Plan of Operation

36

Management

38

Executive Compensation

41

Certain Relationships And Related Transactions

42

Security Ownership Of Certain Beneficial Owners And Management

42

Description Of Securities

43

Market For Our Common Stock

44

Shares Eligible For Future Sale

46

Plan of Distribution

47

Disclosure Of Commission Position On Indemnification For

Securities Act Liabilities

49

Legal Matters

50

Litigation

50

Experts

50

Additional Information

50

Financial Statements

You should rely only on the information contained in this prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not making an offer to sell the units in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of the units.  Our business, financial condition, results of operations and prospects may have changed since that date.

We obtained statistical data and certain other industry forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this prospectus.

PROSPECTUS SUMMARY

This summary only highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including "Risk Factors" beginning on page 6 and the consolidated financial statements, before making an investment decision.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “Company” and “Octillion” refer to Octillion Corp, Inc., a Nevada corporation, and its consolidated subsidiaries.

About Octillion Corp.

We were incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.,” with an authorized capital stock of 100,000,000 shares of common stock, each with a par value of $.001, and 1,000,000 shares of preferred stock, each with a par value of $0.10. Presently, 13,708,200 common shares are issued and outstanding; there are no preferred shares issued and outstanding.

Our corporate headquarters is located at Suite 123 – 1628 West 1st Avenue, Vancouver, BC, V6J 1G1 and our telephone number is (604) 736-9109.

We are a development stage start-up biotechnology company focused on the identification, development and eventual commercialization of technologies and products for peripheral and optic nerve damage and nerve regeneration. To date we have not generated any revenues, have incurred losses since inception and have minimal assets.

Business

Through our wholly owned subsidiary, MicroChannel Technologies Corporation (a Nevada corporation formed on February 28, 2005, with 1,000,000 shares authorized with a par value of $0.0001), we have entered into an Option Agreement dated April 29, 2005, with Iowa State Research Foundation, Inc. (“ISURF”).  ISURF owns by assignment the intellectual property entitled “Patterned Substrates and Methods for Nerve Regeneration,” (the “ISURF nerve regeneration technology”) which is covered by US Patent # 6,676,675 (the “ISURF Patent”). During the option period, in addition to funding the continuing development and enhancement of the ISURF nerve regeneration technology, we will evaluate the ISURF nerve regeneration technology to determine whether to acquire, pursuant to the terms of the Option Agreement, an exclusive worldwide license from ISURF to market the ISURF nerve regeneration technology in the field of nerve regeneration. The research will be conducted by Iowa State University of Science and Technology.

Our Current Financial Condition

We have generated no revenues from operations and we do not expect to do so for the foreseeable future.  As at May 31, 2005, we had an accumulated deficit of $302,126.  We also have incurred $100,000 of debt, which debt is still outstanding, to assist in our developmental activities. Our financial statements were prepared assuming that we will continue as a going concern. However, our accountants have expressed substantial doubt about our ability to continue as a going concern, and have issued a going concern qualification in their report. This means, that based on our current financial condition, there is substantial doubt that we can continue as an ongoing business for the next twelve months.  As such we may have to cease operations and you could lose your investment.  See “Risk Factors” on page 6.

Summary of Selected Financial Data

The following tables set forth a summary of certain selected financial data. You should read this information together with the financial statements and the notes to the financial statements appearing elsewhere in this prospectus.

Statement of Operations Data:	For the Year Ended August 31, 2004	For the Year Ended August 31, 2003	For the Nine Months Ended May 31, 2005
Revenues	$0	$0	$0
Loss from operations	($19,787)	$(97,662)	$(14,120)
Net loss	$(19,787)	$(97,662)	$(14,120)
Net loss attributable to stockholders	$(19,787)	$(97,662)	$(14,120)
Basic and diluted net loss per share	$(0.00)	$(0.01)	$(0.00)
Weighted average shares outstanding used in basic and diluted net loss per share calculation	13,708,200	10,025,168	13,708,200

Balance Sheet Data:	August 31, 2004	August 31, 2003	May 31, 2005
Cash	$3,826	$23,122	$90,981
Working Capital (deficiency)	$(32,474)	$(13,028)	$(46,338)
Total assets	$4,626	24,263	$91,435
Total liabilities	$36,300	$36,150	$137,229
Total stockholders’ capital deficiency	$(31,674)	$(11,887)	$(45,794)

Offering and Description of Securities

Offering

We are offering a minimum of 500,000 units and up to a maximum of 1,000,000 units, at a price of $0.50 per unit, on an “all or none” basis with respect to the first 500,000 units and on a best efforts basis with respect to the remaining 500,000 units.

Each unit consists of one share of common stock, one Class A Non-redeemable Warrant to purchase a share of common stock at $.50 per share for a period of 24 months from the date of issuance and one Class B Non-redeemable Warrant to purchase a share of common stock at $.55 per share for a period of 36 months from the date of issuance.  There are no minimum purchase requirements by you.  The warrants are immediately detachable from the Common Stock and will be traded separately.

The offering period will be 180 days from the date of this prospectus unless extended by us, in our sole discretion, for an additional 90 days. In the event that 500,000 units are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 500,000 units are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund.  See “Plan of Distribution.”

Investor Suitability Standards

If you are a resident of British Columbia, Canada, you will need to satisfy certain criteria in order to purchase any of the units we are offering.  See “Plan of Distribution.”

Use of Proceeds

If approximately $500,000 is raised from this offering, we expect to have sufficient funds to carry out our immediate business plan for that period, including the satisfaction of our funding commitment to ISURF.  The $500,000 will be expended as follows: peripheral and optic nerve regeneration research of $229,005, repayment of debt $100,000, not including accrued interest, salaries of $24,000, web site development of $15,000, the estimated $35,000 cost of this offering, and working capital of $96,995. If we do not sell the maximum number of units offered, we will not be able to pay all of our outstanding obligations or have sufficient operating capital beyond the next twelve months. See “Use of Proceeds.”

Description of Our Common Stock

Our authorized capital stock consists of stock of 100,000,000 shares of common stock, each with a par value of $.001, and 1,000,000 shares of preferred stock, each with a par value of $0.10. Presently, 13,708,200 common shares are issued and outstanding. No preferred shares or warrants are outstanding.  Based on the number of shares of common stock currently outstanding and assuming that all 1,000,000 units offered pursuant to this prospectus are sold, a total of 14,708,200 shares of common stock will be outstanding after the offering. This total does not include any shares of common stock issuable upon the exercise of either the Class A Non-redeemable Warrants or the Class B Non-redeemable Warrants.  See “Description of Securities.”

RISK FACTORS

You should carefully consider the risks described below before purchasing any units. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire the units only if you can afford to lose your entire investment.

RISKS ASSOCIATED WITH OUR BUSINESS

We Have Experienced Significant Losses and Expect Losses To Continue For The Foreseeable Future

We are a development stage company and have not generated any revenues since inception and we do not expect to generate any revenues for the foreseeable future.  We have incurred losses since inception. As a result, as of May 31, 2005 and August 31, 2004, we had a working capital deficiency of $46,338 and $32,474, respectively, and a stockholders' capital deficiency of $45,794 at May 31, 2005 and $31,674 at August 31, 2004.

We Currently Do Not Have, And May Never Develop, Any Commercialized Products.

We currently do not have any commercialized products or any significant source of revenue. We have invested substantially all of our time and resources over the last three years in the identification, research and development of biomedical technologies. Even if we were to acquire a license, the ISURF nerve regeneration technology, which is the subject of our research and acquisition option, will require additional research, development, clinical evaluation, regulatory approval, significant marketing efforts and substantial additional investment before it can provide us with any revenue. Our efforts may not lead to commercially successful products for a number of reasons, including:

-  we may not be able to obtain regulatory approvals or the approved indication may be narrower than we seek;

-  our technology or products, if any, derived from our research and development efforts may not prove to be safe and effective in clinical trials;

-  physicians may not receive any reimbursement from third-party payors, or the level of reimbursement may be insufficient to support widespread adoption of any products derived from our research and development efforts;

-  any products that may be approved may not be accepted in the marketplace by physicians or patients;

-  we may not have adequate financial or other resources to complete the development and commercialization of products derived from our research and development efforts;

-  we may not be able to manufacture our products in commercial quantities or at an acceptable cost; and

-  rapid technological change may make the ISURF nerve regeneration technology and products derived from the technology obsolete.

We Will Require Additional Financing To Sustain Our Operations And Research Sponsorship Commitments.

Our independent registered public accounting firm has added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended August 31, 2004, relative to our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our Option Agreement with ISURF requires us to provide $229,005 in total research funding.  We do not currently have sufficient financial resources to fund these costs and to maintain our operations.  If we do not raise at least the minimum amount of $250,000 in this offering, we may not be able to initiate our research funding and may lose our rights under the Option Agreement.

Moreover, our ongoing research and development plans will require substantial capital after this offering. We do not have committed external sources of funding for our projects. We will require substantial funds in addition to the net proceeds of this offering to conduct additional basic research and development activities, preclinical studies, clinical trials and other activities relating to the successful commercialization of the ISURF nerve regeneration technology. We may not be able to obtain the additional funds we will require on acceptable terms, if at all. In addition, our cash requirements may vary materially from those now planned.

If adequate funds are not available or prohibitively expensive when we require it, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.  We may be required to delay, reduce the scope of or terminate one or more or all of our research programs; to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain the ISURF nerve regeneration technology or other technologies or products based upon the ISURF nerve regeneration technology that we would otherwise seek to develop or commercialize ourselves; or to license the rights to such technologies or products on terms that are less favorable to us than might otherwise be available. If we raise additional funds by issuing equity or debt securities, further dilution to stockholders may result and new investors could have rights superior to existing stockholders.

Our Future Profitability Is Dependent, In Part, On Our Ability to Obtain The Necessary Regulatory Approvals For The Commercialization Of The ISURF Nerve Regeneration Technology.

Our ability to achieve profitability is dependent in part on ultimately obtaining regulatory approvals for the ISURF nerve regeneration technology and entering into agreements for commercialization of such products. There can be no assurance that such regulatory approvals will be obtained or such agreements will be entered into. The failure to obtain any such necessary regulatory approvals or to enter into any such necessary agreements could delay or prevent us from achieving profitability and would have a material adverse effect on the business, financial position and results of our operations. Further, there can be no assurance that our operations will become profitable even if the ISURF nerve regeneration technology or any products based on the ISURF nerve regeneration technology are commercialized.

The Success Of Our Research And Development Activities Is Uncertain. If The Research Efforts Are Not Successful, We Will Be Unable To Generate Revenues From Our Operations And We Will Have To Cease Doing Business.

We are at an early stage of development.  We have the right to acquire a license to only one biomedical technology. Through our wholly owned subsidiary, MicroChannel Technologies Corporation, we have entered into an Option Agreement with ISURF, which requires us to provide research funding totaling $229,005 for two projects entitled "Conduits with Micropatterned Films for Peripheral Nerve Regeneration" and "Conduits with Micropatterned Films for Optic Nerve Regeneration." The successful commercialization of the ISURF nerve regeneration technology or any products based upon the ISURF nerve regeneration technology will require significant further research, development, testing and regulatory approvals and additional investment. We cannot now project whether the ultimate results of these projects will prove successful or form the basis for a commercially viable technology or product.

During the term of our Option Agreement, we will determine whether to acquire an exclusive worldwide license from ISURF to certain patented technologies in the field of nerve regeneration.  Since this is the only potential technology we have the option to license, substantially all of our resources for the foreseeable future will be dedicated to the determination of whether we will acquire a license from ISURF.  If the results of the continuing research projects do not warrant our exercise of our option to acquire the worldwide license to market the ISURF nerve regeneration technology, we may need to abandon our business model, in which case our shares may have no value and you may lose your investment.

The research projects and product development plans to be conducted by us or our future collaborators are subject to the risks of failure inherent in the development of any novel biotechnologies. These risks include the following:

-  we may not be able to acquire or maintain license rights to the ISURF nerve regeneration technology or products developed from the ISURF nerve regeneration technology;

-  the ISURF nerve regeneration technology (or any products derived from the technology) may prove to be ineffective, unsafe or otherwise fail to receive necessary regulatory approvals;

-  the ISURF nerve regeneration technology (or any products derived from the technology), even if safe and effective, may be difficult to manufacture on a large scale or uneconomical to market;

-  our marketing license or proprietary rights to products derived from the ISURF nerve regeneration technology  may not be sufficient to protect our products from competitors;

-  the proprietary rights of third parties may preclude us or our collaborators from making, using or marketing the products utilizing the ISURF nerve regeneration technology; or,

-  third parties may market superior, more effective, or less expensive technologies or products having comparable results to the ISURF nerve regeneration technology (or any products derived from the technology).

Also, research and development activities, by their nature, preclude definitive statements as to the time required and costs involved in reaching certain objectives. Actual costs may exceed the amounts we have budgeted and actual time may exceed our expectations. We anticipate we will remain engaged in research and development for a considerable period of time, and there can be no assurance that we will be able to generate adequate revenue from operations or be able to financially support the level of research required to develop a commercially viable technology or product.

We May Not Receive an Exclusive License for the ISURF Nerve Regeneration Technology Or Obtain A License under Acceptable Terms and Conditions.

Our possible success is wholly dependent on obtaining, if warranted, an exclusive worldwide license from ISURF to market the ISURF nerve regeneration technology.  The receipt of this license is contingent on successful early stage research, which we intend to fund from the proceeds of this offering, and the submission of a development plan, as required in our Option Agreement with ISURF. The development plan will require us to provide details such as timelines of major milestones for governmental approvals, marketing approach, competitive overview, and anticipated product launch date.  There can be no assurances that our development plan will be acceptable to ISURF or that such negotiations will result in a license being granted to us under acceptable terms and conditions. Among the items to be negotiated will be, but not limited to, licensing fees, reimbursement of patents costs, royalty rates, sub-licensing fees, and performance milestones upon reaching Phase I, II and III clinical trials and a milestone for obtaining the approval of the United States Food and Drug Administration (the “FDA”), which may require substantial cash payments from us.  There is no assurance that we will be able to make required cash payments when due or achieve the milestones and other requirements. If we do not, we will risk the loss of our license and our right to develop and market products, if any, derived from the ISURF nerve regeneration technology. Termination of our license, if obtained by us, could result in us being unable to continue development of the ISURF nerve regeneration technology or products derived from the ISURF nerve regeneration technology and production and marketing of approved products, if any, derived from the ISURF nerve regeneration technology. Consequently, termination of this license would have a material adverse effect on the business, financial condition and results of our operations.

We May Need Additional Licenses In The Future and If We Do Not Achieve Them We May Not Be Able To Market Products Developed From the ISURF nerve regeneration technology.

We may not retain all rights to developments, inventions, patents and other proprietary information resulting from any collaborative arrangements, whether in effect as of the date hereof or which may be entered into at some future time with third parties. As a result, we may be required to license such developments, inventions, patents or other proprietary information from such third parties, possibly at significant cost to us. Our failure to obtain any such licenses could have a material adverse effect on the business, financial condition and results of our operations. In particular, the failure to obtain a license could prevent us from using or commercializing our technology.

We Have Yet To Obtain A License And Our Intellectual Property Rights May Not Provide Meaningful Commercial Protection For Our Interest In The ISURF nerve regeneration technology.

Our ability to compete effectively depends in part, on our ability to maintain the proprietary nature of our technologies, which includes the ability to license patented technology or obtain, protect and enforce new patents on our technology and to protect our trade secrets. Since we have not yet obtained a license to the ISURF nerve regeneration technology, it is not clear what rights, if any, we may have under the ISURF Patent.  If we cannot directly pursue others from infringing on the ISURF Patent, we will need to rely on ISURF to do so.  There is no assurance that ISURF will devote the resources that may be required in any such effort to preclude others from infringing on the ISURF Patent or other proprietary rights which may be related to the ISURF nerve regeneration technology. Even if we do obtain a license to the ISURF nerve regeneration technology, we cannot rely on the ISURF Patent to provide us with any significant competitive advantage. Others may challenge the ISURF Patent and, as a result, the ISURF Patent could be narrowed, invalidated or rendered unenforceable. Competitors may develop competitive products that may be outside the scope of protection, if any, afforded by the ISURF Patent.

In addition, any future patent applications may not result in the issuance of patents in the United States or foreign countries. Further, it may take years to obtain the approval (or rejection) of patent applications. The validity or enforceability of a patent after its issuance by the Patent and Trademark Office can be challenged in litigation. The cost of patent litigation is substantial. If the outcome of the litigation is adverse to the owner of the patent, third parties may then be able to use the invention covered by the patent without payment or permission of the patent owner. There can be no assurance that patents protecting our products will not be infringed or successfully avoided through design innovation.

Patent protection generally involves complex legal and factual questions and, therefore, enforceability of patent rights cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated or circumvented. Thus, any patents that we own or license from others may not provide adequate protection against competitors. In addition, any future patent applications may fail to result in patents being issued. Also, those patents that are issued may not provide us with adequate proprietary protection or competitive advantages against competitors with similar technologies. Moreover, the laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States.

We Are Dependent Upon Scientific Personnel Not Employed By Us And The Loss Of Their Services May Impair Our Ability To Succeed In Developing Products From The ISURF Nerve Regeneration Technology.

We are dependent upon certain key collaborating scientific personnel who are not employed by us, including the principal investigator with respect to the ISURF nerve regeneration technology. The loss of the investigator's services could have a materially adverse effect on us, unless a qualified replacement could be found. We have no control over whether our principal investigator or other scientific personnel will choose to remain involved with our projects. These individuals are not bound by contract to us nor employed by us. They might move on to other research.

We May Not Be Able To Attract And Retain Qualified Personnel Either As Employees Or As Consultants And, Without Such Personnel We May Not Be Successful In Our Effort to Commercialize the ISURF Nerve Regeneration Technology.

Competition for qualified employees among companies in the biotechnology industry is intense. Our future success depends upon our ability to attract, retain and motivate highly skilled employees. Our present management has no clinical or other experience in the development of biotechnology products. Attracting desirable employees will require us to offer competitive compensation packages, including stock options. In order to successfully commercialize our products, we must substantially expand our personnel, particularly in the areas of clinical trial management, regulatory affairs, business development and marketing. There can be no assurance that we will be successful in hiring or retaining qualified personnel. Managing the integration of new personnel and our growth generally could pose significant risks to our development and progress. The addition of such personnel may result in significant changes in our utilization of cash resources and our development schedule.

We Are Subject To Substantial Government Regulation, Which Could Materially Adversely Affect Our Business.

The production and marketing of products which may be developed from the ISURF nerve regeneration technology and our ongoing research and development activities are subject to extensive regulation and review by numerous governmental authorities. The ISURF nerve regeneration technology and any products derived from the technology must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process before they can be marketed. This process makes it longer, harder and more costly to bring products which may be developed from our technologies to market, and we cannot guarantee that any of such products will be approved.

The pre-marketing approval process can be particularly expensive, uncertain and lengthy, and a number of products for which the FDA approval has been sought by other companies have never been approved for marketing. In addition to testing and approval procedures, extensive regulations also govern marketing, manufacturing, distribution, labeling, and record-keeping procedures. If we do not comply with applicable regulatory requirements, such violations could result in warning letters, non-approval, suspensions of regulatory approvals, civil penalties and criminal fines, product seizures and recalls, operating restrictions, injunctions, and criminal prosecution.

Delays in or rejection of FDA, or other government entity, approval of the ISURF nerve regeneration technology (or products derived from the technology) may also adversely affect our business. Such delays or rejection may be encountered due to, among other reasons, government or regulatory delays, lack of efficacy during clinical trials, unforeseen safety issues, slower than expected rate of patient recruitment for clinical trials, inability to follow patients after treatment in clinical trials, inconsistencies between early clinical trial results and results obtained in later clinical trials, varying interpretations of data generated by clinical trials, or changes in regulatory policy during the period of product development in the United States.

In the United States more stringent FDA oversight in product clearance and enforcement activities could result in our experiencing longer approval cycles, more uncertainty, greater risk, and higher expenses. Even if regulatory approval of a product is granted, this approval may entail limitations on uses for which the product may be labeled and promoted. It is possible, for example, that we may not receive FDA approval to market the ISURF nerve regeneration technology (or products derived from the technology) for broader or different applications or to market updated products that represent extensions of the ISURF nerve regeneration technology. In addition, assuming we obtain a license to the ISURF nerve regeneration technology, we may not receive FDA approval to export products, based on the ISURF nerve regeneration technology, in the future, and countries to which the products are to be exported may not approve them for import.

Any manufacturing facilities which we would utilize for the production of products based on the ISURF nerve regeneration technology would also be subject to continual review and inspection. The FDA has stated publicly that compliance with manufacturing regulations will be scrutinized more strictly. A governmental authority may challenge our compliance with applicable federal, state and foreign regulations. In addition, any discovery of previously unknown problems with the ISURF nerve regeneration technology, products derived from the technology, or manufacturing facilities used to manufacture the ISURF nerve regeneration technology (or any products derived from the technology) may result in restrictions on the products or the facility, including withdrawal of the product from the market or other enforcement actions.

From time to time, legislative or regulatory proposals are introduced that could alter the review and approval process relating to the ISURF nerve regeneration technology (or products derived from the technology). It is possible that the FDA will issue additional regulations further restricting the sale of the ISURF nerve regeneration technology (or products derived from the technology). Any change in legislation or regulations that govern the review and approval process relating to the ISURF nerve regeneration technology or to any related technologies that we subsequently develop, could make it more difficult and costly to obtain approval for new products based on the ISURF nerve regeneration technology, such additional technologies, or to produce, market, and distribute products derived from such technologies, if approved.

The Research To Be Conducted Regarding the ISURF Nerve Regeneration Technology Is Based On The Use Of Human Stem Cells Obtained From Fetal Tissue, The Use Of Which May Be Limited Or Prohibited Under Federal And State Laws.

The restrictions relating to the use of human stem cells obtained from fetal tissue change from time to time and may become more onerous. Additionally, we may not be able to identify or develop reliable sources for the cells necessary for our potential products-that is, sources that follow all state and federal guidelines for cell procurement. Further, we may not be able to obtain such cells in the quantity or quality sufficient to satisfy the commercial requirements for the ISURF nerve regeneration technology. As a result, we may be unable to develop the ISURF nerve regeneration technology or produce our products based on the ISURF nerve regeneration technology in a profitable manner.

Although we do not use embryonic stem cells, government regulation and threatened regulation of embryonic tissue may lead top researchers to leave the field of stem cell research, or the country, in order to assure that their careers will not be impeded by restrictions on their work. Similarly, these factors may induce the best graduate students to choose other fields less vulnerable to changes in regulatory oversight, thus exacerbating the risk, discussed below, that we may not be able to attract and retain the scientific personnel we need in face of the competition among pharmaceutical, biotechnology and health care companies, universities and research institutions for what may become a shrinking class of qualified individuals. In addition, we cannot assure you that constraints on the use of embryonic stem cells will not be extended to use of fetal stem cells. Moreover, it is possible that concerns regarding research using embryonic stem cells will impact our ability to attract collaborators and investors and our stock price.

We May Be Liable For Contamination Or Other Harm Caused By Materials That We Handle And Changes In Environmental Regulations Could Cause Us To Incur Additional Expense.

Our research and development programs do not generally involve the handling of potentially harmful biological materials or hazardous materials, but they may occasionally do so. Iowa State University and we are subject to federal, state and local laws and regulations governing the use, handling, storage and disposal of hazardous and biological materials. If violations of environmental, health and safety laws occur, we could be held liable for damages, penalties and costs of remedial actions. These expenses or this liability could have a significant negative impact on our business, financial condition and results of operations. We may violate environmental, health and safety laws in the future as a result of human error, equipment failure or other causes. Environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations. We may be subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes to or restrictions on permitting requirements or processes, hazardous or biological material storage or handling might require an unplanned capital investment or relocation. Failure to comply with new or existing laws or regulations could harm our business, financial condition and results of operations.

Our Research And Development Program May Be Adversely Affected by The Significant Risks Associated With The Use Of Human Test Subjects.

Assuming that we are able to further develop and enhance the ISURF nerve regeneration technology to a point where human clinical trials are required, such trials will be dependent upon, among other factors, the rate of patient enrollment. Patient enrollment is a function of many factors, including the size of the patient population, the nature of the protocol, the availability of alternative treatments, the proximity of eligible patients to clinical sites and the eligibility criteria for the study. Delays in planned patient enrollment might result in increased costs and delays, which could have a material adverse effect on us. We, our future collaborators, if any, or the FDA or other regulatory agencies may suspend clinical trials at any time if the subjects or patients participating in such trials are being exposed to unacceptable health risks. In addition, clinical trials are often conducted with patients having the most advanced stages of disease. During the course of treatment, these patients can suffer adverse medical effects or die for reasons that may not relate to the product being tested, but which can nevertheless affect adversely any results generated from clinical trials.

We May Be Required To Comply With Rules Regarding Animal Testing and This May Limit the Success Of Our Research And Development Program.

The research and development efforts regarding the ISURF nerve regeneration technology, which are sponsored by us, involve laboratory animals. We may be adversely affected by changes in laws, regulations or accepted procedures applicable to animal testing or by social pressures that would restrict the use of animals in testing or by actions against us or our collaborators by groups or individuals opposed to such testing.

Our Research And Development Program Is In The Preliminary Development Stage And The Results We Attain May Not Prove To Be Adequate For Purposes of Developing and Commercializing Any Products Or Otherwise To Support A Profitable Business Venture.

Our research and development program is the preliminary development stage.  Our research program is targeting nerve regeneration technologies. We will require significant further research, development, testing, regulatory approvals and significant additional investment before we will be in a position to attempt to commercialize products derived from our research and development program. There can be no assurances that our early stage research will be successful. The ultimate results of our ongoing research program may demonstrate that the technologies being researched by us may be ineffective, unsafe or unlikely to receive necessary regulatory approvals. If such results are obtained, we will be unable to create marketable products or generate revenues and we may have to cease operations.

We have not submitted any products or any technologies that are the subject of, or result from, our research and development activities for regulatory approval or clearances. Even if our research is successful, the process of obtaining necessary FDA approvals or clearances can take years and is expensive and full of uncertainties. Additionally, approved products are subject to continuing FDA requirements relating to quality control and quality assurance, maintenance of records, reporting of adverse events and product recalls, documentation, labeling and promotion of medical products.  Compliance with such regulations may prove to be costly and may limit our ability to attain profitable operations.

We Lack Sales and Marketing Experience and Will Likely Rely On Third Party Marketers.

If we obtain FDA (and other approvals) of the ISURF nerve regeneration technology (or any products derived from the technology), we expect to market and sell or otherwise commercialize the ISURF nerve regeneration technology (or any products derived from the technology) through distribution, co-marketing, co-promotion or licensing arrangements with third parties. We have no experience in sales, marketing or distribution of medical products and our current management and staff is not trained in these areas. To the extent that we enter into distribution, co-marketing, co-promotion or licensing arrangements for the marketing or sale of the ISURF nerve regeneration technology (or any products derived from the technology), any revenues received by us will be dependent on the efforts of third parties. If any of such parties were to breach or terminate its agreement with us or otherwise fail to conduct marketing activities successfully and in a timely manner, the commercialization of the ISURF nerve regeneration technology (or any products derived from the technology) would be delayed or terminated.

Once The ISURF Nerve Regeneration Technology (Or Any Products Derived From The Technology) Are Marketed And Sold We May Be Exposed To Product Liability Claims.

If we obtain a license to the ISURF nerve regeneration technology and ultimately develop products based on the technology, we will be involved either directly or indirectly in the manufacturing and distribution of the ISURF nerve regeneration technology and products derived from the technology.  We will then be exposed to the financial risk of liability claims in the event that the use of the ISURF nerve regeneration technology and products derived from the technology results in personal injury or death. There can be no assurance that we will not experience losses due to product liability claims in the future, or that adequate insurance will be available in sufficient amounts, at an acceptable cost, or at all. A product liability claim, product recall or other claim, or claims for uninsured liabilities or in excess of insured liabilities, may have a material adverse effect on our business, financial condition and results of operations. We do not currently carry any general or product liability insurance. If a claim against us results in a court awarding a large monetary judgment which we cannot pay, we may have to cease operations.

We Expect To Operate In A Highly Competitive Market; In Attempting To Commercialize the ISURF Nerve Regeneration Technology, We Will Face Various Forms Of Competition From Other Companies, Products And Technologies.

Our commercial success will depend on our ability and the ability of our sublicensees, if any, to compete effectively in product development areas such as, but not limited to, safety, efficacy, ease of use, patient or customer compliance, price, marketing and distribution. There can be no assurance that competitors will not succeed in developing products that are more effective than any products derived from our research and development efforts or that would render such products obsolete and non-competitive. The biomedical technology industry is characterized by intense competition, rapid product development and technological change. Most of the competition that we encounter will come from companies, research institutions and universities who are researching and developing technologies and products similar to or competitive with any we may develop.

These companies enjoy numerous competitive advantages, including:

-  significantly greater name recognition;

-  established relations with healthcare professionals, customers and third-party payors;

-  established distribution networks;

-  additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

-  greater experience in conducting research and development, manufacturing, clinical trials, obtaining regulatory approval for products, and marketing approved products; and

-  greater financial and human resources for product development, sales and marketing, and patent litigation.

As a result, we may not be able to compete effectively against these companies or their products.

Concentration Of Ownership Among Our Directors, Executive Officers, And Principal Stockholders May Prevent New Investors From Influencing Significant Corporate Decisions.

Upon closing of this offering (assuming the maximum number of units is sold), based upon beneficial ownership as of July 18, 2005, our directors, executive officers, holders of more than 5% of our common stock, and their affiliates will, in the aggregate, beneficially own approximately  70.25% of our outstanding common stock. As a result, these stockholders, subject to any fiduciary duties owed to our other stockholders under Nevada law, will be able to exercise a controlling influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have significant control over our management and policies. Some of these persons or entities may have interests that are different from yours. For example, these stockholders may support proposals and actions with which you may disagree or which are not in your interests. The concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, these stockholders, some of whom have representatives sitting on our board of directors, could use their voting influence to maintain our existing management and directors in office, delay or prevent changes of control of our company, or support or reject other management and board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

We May Compete For the Time and Efforts Of Our Officers And Directors.

Our officers and directors are also officers and directors of other companies, and we may have to compete with the other companies for their time, attention and efforts.  Except for Ms. DuMoulin, who anticipates devoting her full  time and attention to our matters, none of our officers and directors anticipate devoting more than approximately five (5%) percent of their time to our matters.   We currently have no employment agreements with any of our officers and directors imposing any specific condition on our officers and directors regarding their continued employment by us.

RISKS ASSOCIATED WITH THE OFFERING

If We Raise Less Than The Entire Amount There Is Greater Risk That Your Investment Will Be Lost.

This offering is being conducted on an “all or none” basis with respect to the first 500,000 units and on a “best efforts” basis with respect to the balance of the units being offered. We must sell the minimum amount for us to accept any funds.  We are offering the units ourselves, through our officers and directors, without assistance from an investment bank or brokerage firm.  There is no assurance that we will raise the minimum amount offered ($250,000).  Moreover, if only $250,000 of the offering is raised, those investors who do acquire shares will have significantly greater risk that their entire investment will be lost because we may not have sufficient funds to attain all of our goals.

The Offering Price Of $0.50 Should Not Be Viewed As An Indication Of The Inherent Value Of Our Stock. Our Common Stock May Have No Value If Our Business Plan Fails.

We are offering the units at $0.50 per unit.  This represents the last sale price of our common stock prior to the filing of the registration statement of which this prospectus is part.  Although the quotation of prices for trading of our common stock has been authorized on the over-the-counter "pink sheets" market under the symbol “OTLN,” there is no active trading market for our common stock. The absence of such a trading market may limit the marketability and liquidity of our shares. Accordingly, you should not assume that you will be able to resell your shares at that price, if at all.  Moreover, our shares of common stock will have little value unless our business plan is successful.

Purchasers Of The Units Offered By Us Will Experience Significant Dilution.

Our existing investors have paid substantially less per share than the initial public offering price. The initial public offering price will also be substantially higher than the pro forma net tangible book value per share of our common stock outstanding immediately after this offering. As a result, investors purchasing our common stock in this offering will incur immediate dilution of approximately $0.47 per share if the maximum number of units is sold and of $0.49 per share if the minimum number of units is sold, as shown under the heading “Dilution” on page 22. The exercise of outstanding options and future equity issuances at prices below the initial public offering price would result in further dilution to purchasers in this offering.

Our Management Has Discretion In The Use Of The Net Proceeds From This Offering.

While we have a plan for the use of net proceeds from this offering, our management has the discretion in the actual application of the net proceeds from this offering and the actual use of the net proceeds may differ from the plan.

The Warrants That Are Offered In This Prospectus Are Exercisable During A Period That Continues For Several Years And If The Current Registration Does Not Continue In Effect The Warrants May Not Be Exercisable.

The Class A Non-redeemable Warrants contained in the units may be exercised at any time from the date this prospectus goes effective for a period of 24 months and the Class B Non-redeemable Warrants contained in the units may be exercised at any time from the date this prospectus goes effective for a period of 36 months. We intend to keep our registration statement current so long as any of the warrants are outstanding. However, if we are unable to do so, and a current registration statement is not in effect, you will not be able to exercise either of the warrants contained in the units unless an applicable exemption from the registration requirements of the Securities Act is then available.

Our Stock Price Historically Has Been Volatile And We Expect That It Will Continue To Be So.

The market price of our common stock has been and is expected to continue to be highly volatile. Factors, many of which are beyond our control, include the  announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future sales of shares of common stock by our stockholders and by us could have an adverse effect on the market price of our shares.

Volatility in the market price for particular companies has often been unrelated or disproportionate to the operating performance of those companies. Broad market factors may seriously harm the market price of our common stock, regardless of our operating performance. In addition, securities class action litigation has often been initiated following periods of volatility in the market price of a company's securities. A securities class action suit against us could result in substantial costs, potential liabilities, and the diversion of management's attention and resources. To the extent our stock price fluctuates and/or remains low, it could impair our ability to raise capital through the offering of additional equity securities.

We Have A Large Number Of Restricted Shares Outstanding, A Portion Of Which May Be Sold Under Rule 144 Following Completion Of Our Offering, Which May Reduce The Price Of Our Shares Should A Trading Market Develop.

Of the 14,708,200 shares of our common stock to be outstanding upon completion of this offering, assuming no warrants are exercised, 13,333,200 shares shall be "restricted securities," all of which are owned by our president, a director and a shareholder (who may be deemed an affiliate of ours), as that term is defined in Rule 144 under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. All of the "restricted securities" will be eligible for resale under Rule 144. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least two years to sell such shares without regard to any of the volume limitations described above.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

Your Percentage Ownership May Be Diluted Following The Offering If We Issue Additional Shares Or Options To Purchase Additional Shares and the Price of Our common Stock May Decline as Well.

Immediately after the closing of this offering, we will have a maximum aggregate of 14,708,200 shares of common stock outstanding and an additional 2,000,000 shares reserved for issuance upon exercise of the warrants; we will also have an 83,291,800 shares of common stock authorized but un-issued and not reserved for specific purposes. All of such un-issued shares may be issued without any action or approval of our stockholders. Although there are no present plans, agreements, commitments or undertakings with respect to the issuance of additional shares or securities convertible into any such shares by us, any shares issued would further dilute the percentage ownership of our common stock held by the public stockholders.

The exercise of warrants or options and the sale of the underlying shares of our common stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of our securities. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of outstanding warrants and options can be expected to exercise them, to the extent they are able, at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the warrants and options.

Compliance With The Sarbanes-Oxley Act Of 2002 May Divert A Substantial Amount of Our Resources And Of Our Management’s Time From Our Business Activities.

Once we are a reporting issuer we will be subject to compliance with the reporting requirements of the Exchange Act of 1934 as well as the Sarbanes-Oxley Act of 2002.  We expect to incur additional expenses and diversion of management's time as a result of the requirements imposed on small business issuers by Sarbanes-Oxley. Moreover, we are a small company with limited resources that will make it difficult for us to timely comply with the requirements of the Exchange Act or Sarbanes-Oxley. If we are not able to timely comply with the requirements of those acts, we might be subject to sanctions or investigation by regulatory authorities. Any such action could materially adversely affect our business and financial results as well as the market price of our stock.

The Value And Transferability Of Your Shares May Be Adversely Impacted By The Limited Trading Market For Our Stock And The Penny Stock Rules; You May Find It Difficult To Sell The Shares Of Our Common Stock You Acquired In This Offering.

There is only a limited trading market for our shares on the over the counter market “pink sheets.”  There can be no assurance that this market will be sustained or that we will be able to satisfy any future trading criteria that may be imposed by the NASD.

Our common stock is a “penny stock” as that term is defined in SEC rules and regulations. Generally, a "penny stock" is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stock and you are likely to have difficulty selling your shares of our stock.

We Do Not Intend To Pay Dividends For The Foreseeable Future.

We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase the units offered by us pursuant to this prospectus.

FORWARD-LOOKING STATEMENTS

Such forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

The Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for similar statements by existing public companies, does not apply to our offering because, as this is our initial public filing, we are not yet a reporting issuer.  In addition, the Private Securities Litigation Reform Act of 1995 does not apply to us because our stock qualifies as “penny stock.”

USE OF PROCEEDS

The units are being offered directly by us on an all or none basis with respect to the first 500,000 units and on a best efforts basis with regard to the remaining units. There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account.

The gross proceeds from the offering will be $250,000 if the minimum number of units is sold and $500,000 if the maximum number of units is sold. We do not know how many units we will actually sell. For us to complete the offering we must sell between 500,000 and 1,000,000 units.

We intend to use the proceeds of this offering at various levels of unit sales as follows:

Category	Minimum Number of Units Sold	75% of The Maximum Number of Units Sold	Maximum Number of Units Sold
Proceeds From The Offering	$250,000	$375,000	$500,000
Peripheral Nerve Research	$155,839	$155,839	$155,839
Optical Nerve Research	$0	$73,166	$73,166
Repayment of Debt (1)	$25,000	$50,000	$100,000
Costs of the Offering	$35,000	$35,000	$35,000
Management Salaries	$0	$24,000	$36,000
Website Development	$15,000	$15,000	$15,000
Working Capital	$19,161	$21,995	$84,995
TOTAL	$250,000	$375,000	$500,000

(1)    Repayment of loan to the company by an affiliated shareholder.

We believe that the net proceeds of this offering, if all units are sold, together with our present capital resources, should be sufficient to fund operations at least through December 31, 2006, based on our current operating plan. No assurance can be given that there will be no change that would consume our liquid assets before such time.

We may require substantial funds in addition to the proceeds of this offering to conduct continuing research and development activities with respect to the ISURF nerve regeneration technology; and, if we obtain a license from ISURF, we may then require funds for pre-clinical studies, clinical trials and other activities relating to the commercialization of any potential products derived from the ISURF nerve regeneration technology. We cannot currently estimate with any accuracy the amount of these additional funds because it may vary significantly depending on results of current basic research and development and product testing, costs of acquiring an exclusive license from ISURF, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing patent claims, the regulatory approval process, manufacturing, marketing and other costs associated with commercialization of products following receipt of regulatory approvals and other factors. We anticipate that we will seek these funds from external sources, such as future offerings of equity or debt securities, including agreements with corporate partners and collaborators with respect to the development of our technology. There can be no assurance, however, that we will be able to negotiate such arrangements or obtain the additional funds we will require on acceptable terms, if at all.

Dividend Policy

We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain earnings, if any, for use in the operation of our business and to fund future growth.

DILUTION

Our net tangible book value deficiency as of May 31, 2005, was $45,794, or $0.003 per share of common stock. Net tangible book value per share is equal to the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of common stock outstanding on May 31, 2005.

Assuming the sale of all of the units offered pursuant to this prospectus at a price of $0.50 per unit, then, after deducting estimated offering expenses aggregating $35,000 (but without taking into account the shares issuable upon exercise of the warrants), the net tangible book value of our company as of May 31, 2005, would have been $419,206 or $0.029 per share of common stock. This represents an immediate increase in net tangible book value of $0.032 per share to existing stockholders and an immediate dilution in net tangible book value of $0.471 per share to new investors. The following table illustrates this per share dilution:

Offering price per share	$0.50
Net tangible book value per share before this offering	($0.003)
Increase in net tangible book value attributable to new investors	$0.032
Net tangible book value per share after this offering	$0.029
Dilution per share to new investors	$0.471
Percentage dilution	94%

Assuming the sale of three quarters (750,000) of the units offered pursuant to this prospectus at a price of $0.50 per unit, then, after deducting estimated offering expenses aggregating $35,000 (but without taking into account the shares issuable upon exercise of the warrants), the net tangible book value of our company as of May 31, 2005, would have been $294,206, or $0.020 per share of common stock. This represents an immediate increase in net tangible book value of $0.024 per share to existing stockholders and an immediate dilution in net tangible book value of $0.480 per share to new investors. The following table illustrates this per share dilution:

Assumed initial public offering price per share	$0.50
Net tangible book value per share before this offering	($0.003)
Increase in net tangible book value attributable to new investors	$0.024
Net tangible book value per share after this offering	$0.020
Dilution per share to new investors	$0.480
Percentage dilution	96%

Assuming the sale of half (500,000) of the units offered pursuant to this prospectus at a price of $0.50 per unit, then, after deducting placement commissions and estimated offering expenses aggregating $35,000 (but without taking into account the shares issuable upon exercise of the warrants), the net tangible book value of our company as of May 31, 2005, would have been $169,206, or $0.012 per share of common stock. This represents an immediate increase in net tangible book value of $0.015 per share to existing stockholders and an immediate dilution in net tangible book value of $0.488 per share to new investors. The following table illustrates this per share dilution:

Assumed initial public offering price per share	$0.50
Net tangible book value per share before this offering	($0.003)
Increase in net tangible book value attributable to new investors	$.015
Net tangible book value per share after this offering	$.012
Dilution per share to new investors	$0.488
Percentage dilution	97%

The following tables summarize, on a pro forma basis as of May 31, 2005, the total number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders for a share of stock and by new investors purchasing units in this offering:

1,000,000 Units Are Sold:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percent	Number	Percent
Existing shareholders	13,708,200	93.2%	$153,000	23.4%	$0.011
New Investors	1,000,000	6.8%	$500,000	76.6%	$0.500
Total	14,708,200	100.0%	$653,000	100.0%	$0.044

750,000 Units Are Sold:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percent	Number	Percent
Existing shareholders	13,708,200	94.8%	$153,000	29.0%	$0.011
New Investors	750,000	5.2%	$375,000	71.0%	$0.500
Total	14,458,200	100.0%	$528,000	100.0%	$0.037

500,000 Units Are Sold:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percent	Number	Percent
Existing shareholders	13,708,200	96.5%	$153,000	38.0%	$0.011
New Investors	500,000	3.5%	$250,000	62.0%	$0.500
Total	14,208,200	100.0%	$403,000	100.0%	$0.028

OUR BUSINESS

Background

We are a development stage start-up biotechnology company focused on the identification, development and eventual commercialization of technologies and products for peripheral and optic nerve damage and nerve regeneration. To date we have had no sales and no revenues; we have minimal assets and have incurred losses since inception.  We are uncertain as to when, if ever, we will generate revenues.

We were incorporated in the State of Nevada on May 5, 1998, with an authorized capital stock of 100,000,000 shares of common stock, each with a par value of $.001, and 1,000,000 shares of preferred stock, each with a par value of $0.10. Presently, 13,708,200 shares of common stock are issued and outstanding; there are no shares of preferred stock issued and outstanding.

We were originally formed for the purpose of marketing investment and health care newsletters via the internet, through our then wholly-owned subsidiary I.pick.com, Inc. Our initial operations were funded through the offer and sale, in 1998, of 375,000 shares to 166 unaffiliated accredited investors pursuant to Rule 504 of Regulation D as promulgated under the Securities Act of 1933.

Following several years of unsuccessful efforts to commercialize our business model, our Board of Directors, in 2001, sought to refocus our business direction more squarely on the health care industry.  We engaged the services of Mr. Harmel Rayat, a business consultant, who had experience with development stage biotechnology companies, to assist us in developing our business model. Subsequently, on March 28, 2002, Mr. Harmel Rayat acquired 1,500,000 shares of our outstanding stock from each of Messrs. Kesar S. Dhaliwal and Todd Weaver, our founding and, at that time, controlling stockholders.  The 3,000,000 shares acquired by Mr. Rayat represented approximately 94% of the then issued and outstanding shares of our common stock.

Mr. Rayat joined our Board of Directors and became our president and chief operating officer.  Under Mr. Rayat’s tenure we further defined and enhanced our business model and focused our efforts totally on the acquisition of biomedical technologies.  In December of 2002, in consideration of the satisfaction of accrued and unpaid management fees in the amount of $80,000, we issued 8,000,000 shares of our common stock to Mr. Rayat. In March 2003, we also issued 2,333,200 shares to Mr. Kesar S. Dhaliwal in consideration of the satisfaction of unpaid management fees of $23,332.

In February of 2003, Mr. Rayat elected to resign from our Board of Directors and as our chief executive officer.  Simultaneously with his resignation, Mr. Rayat sold 8,000,000 shares of our common stock to Ms. Terri DuMoulin, who succeeded to Mr. Rayat’s positions with us.  Mr. Rayat currently owns 3,000,000 shares of our common stock. See “Security Ownership Of Certain Beneficial Owners And Management.”

We have funded our current operations through loans from our shareholders.  Ms. DuMoulin, our president and controlling shareholder, loaned us $5,000 in December 2004.  We repaid this loan on May 24, 2005, from the proceeds of a $100,000 loan we received from Mr. Harmel Rayat in April of 2005.  The loan from Mr. Rayat is due May 24, 2006, and bears interest at the rate of 8.75% per annum.

Material Agreements

Option Agreement

On April 29, 2005, our wholly owned subsidiary, MicroChannel Technologies Corporation, entered into the Option Agreement with ISURF, to acquire a license from ISURF to market the ISURF nerve regeneration technology in the field of nerve regeneration on a worldwide basis.  The option period extends from April 29, 2005, to two months after completion of research funding, as described below.  During our option period, in addition to funding the continued development and enhancement of the ISURF nerve regeneration technology, we will evaluate the ISURF nerve regeneration technology, to determine whether we will acquire the license.

In consideration for the option to acquire the ISURF nerve regeneration technology license, we paid ISURF an administrative fee of $2,000 and agreed to provide funding in the amount of $155,839 to support the research project entitled "Conduits with Micropatterned Films for Peripheral Nerve Regeneration," which is initially being conducted at and under the control of Iowa State University  to test the efficacy of biodegradable micropatterned conduits, pre-seeded with neural stem cells on peripheral nerve regeneration.

This research funding will cover such direct expenses as salaries and fringe benefits for staff hired by Iowa State University, as well as supplies and materials. Additionally, the research funding will also covers indirect costs which Iowa State University incurs in providing physical lab facilities and services and such other qualified personnel as may be required to carry out the research project.

The payment terms for the research funding is as follows: fifty thousand dollars ($50,000) which payment has been made, and four (4) equal payments of twenty-six thousand four hundred fifty-nine dollars and seventy-five cents ($26,459.75) payable by September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006.

Contingent upon satisfactory progress and success of the "Conduits with Micropatterned Films for Peripheral Nerve Regeneration," research project, we have also agreed to provide an additional $73,166 for a project entitled “Conduits with Micropatterned Films for Optic Nerve Regeneration,” which will test the efficacy of biodegradable micropatterned conduits on optic nerve regeneration.

The "Conduits with Micropatterned Films for Peripheral Nerve Regeneration" Research Project

This project contemplates the fabrication of micropatterned biodegradable polymer films using photolithography, reactive ion etching and transfer techniques. The films will have micro channels of width 10-20µm, depths of 4µm and spacing between the microgrooves of 10-20µm.

Commercially available neural stem cell lines will be cultured in vitro and their behavior on these substrates analyzed using immunocytochemistry to identify the conditions under which they differentiate preferentially to neurons and astrocytes. Their alignment on the substrates will also be measured and the microgroove dimensions will be varied accordingly, if required.

The micropatterned films will be inserted into biodegradable polymer conduits and seeded with the neural stem cells prior to implantation at the site of severed sciatic nerves of rats. Some of the conduits preseeded with stem cells will be frozen down and stored for a few months to investigate the effect of storage on their behavior. The in vitro studies will be repeated again after three months to determine differentiation. A rat model will be used for the animal studies and the rest of the conduits with micropatterned films pre-seeded with neural stem cells will be sutured to the two ends of the sciatic nerves.

For the 8-week in vivo study, controls of empty conduits and no conduits will be used. Both functional and morphological regeneration will be investigated. A walking track analysis will be used to investigate the movement of the test rats. The sciatic function index will depict the functional recovery, while histological studies of the regenerated nerves will be conducted to measure nerve cross-section, and the number of myelinated and unmyelinated axons. The efficacy of these conduits with micropatterned film inserts preseeded with neural stem cells (which is the expected final product) to promote sciatic nerve regeneration will be the focus of the studies.

Peripheral Nerve Regeneration Timeline

In vitro studies of stem cell growth and alignment

Months 1-6

Investigation of cell differentiation

Months 7-9

Micropatterned films and conduit fabrication

Months 1-3

Conduit implantation

Months 10-11

Walking track testing

Months 10-11

Histology and data analysis

Months 12-18

Peripheral Nerve Regeneration Budget

A. Salaries, Wages & Fringe Benefits	$64,214
B. Materials and Supplies	$37,000
D. Tuition	$7,054
H. Total Direct Costs	$108,268
E. Indirect Costs*	$47,571
Total Project Cost	$155,839

*Covers costs incurred by Iowa State University in providing physical lab facilities and services and such other qualified personnel as may be required to carry out the research project.

The "Conduits with Micropatterned Films for Optic Nerve Regeneration" Research Project

Based on the progress and success of the "Conduits with Micropatterned Films for Peripheral Nerve Regeneration" research project, the research will be expanded and the timeline extended to include studies on optic nerve regeneration. The results of the in vitro studies performed in the case of the peripheral nerve regeneration will be used to plan these in vivo studies. A rat model will be used again for the animal studies and the injury models that will be used are acute ocular ischemia and chronic ocular hypertension (models used to study glaucoma).

The same approaches will be used to fabricate the conduits preseeded with the stem cells and implanted in rats for an 8-12 week study. Visual function will be monitored using ERG recordings and pupillometry. A behavioral assay for visual acuity using the water maze test will also be implemented to ascertain the efficacy of this regeneration method.

Optic Nerve Regeneration Timeline

Conduit implantation

Months 19-21

Evaluation of visual function

Months 21-24

Behavioral analysis

Months 21-24

Optic Nerve Regeneration Budget

A. Salaries, Wages & Fringe Benefits	$32,355
B. Materials and Supplies	$15,000
D. Tuition	$3,554
H. Total Direct Costs	$50,909
E. Indirect Costs	$22,257
Total Project Cost	$73,166

*Covers costs incurred by Iowa State University in providing physical lab facilities and services and such other qualified personnel as may be required to carry out the research project.

Market Overview

The statistical information set forth below, which has been relied upon by us in assessing the market potential of the ISURF nerve regeneration technology at this time and our intended business strategy, is taken from publicly available sources published by United States government agencies, private health organization and industry publications.  Although we have relied upon such information and have no reason to believe that the data and statistics are not, in fact, accurate, we were not involved in the solicitation, gathering and analysis of the raw data upon which the information is based. Accordingly, no assurance can be given that such information is in fact correct and accurately reflects the underlying raw data, or if correct and accurate when published, continues to be correct and accurate or that it will be correct and accurate at the time, if ever, that the ISURF nerve regeneration technology receives regulatory approval and may be commercialized. See “Risk Factors.”

We believe that a significant market opportunity exists for technologies or products developed from such technologies, that are capable of restoring full or substantially full nerve functionality following peripheral or optic nerve damage.

Peripheral nerve damage, as a result of a penetrating trauma (by way of accidents, fractures, lacerations, etc.) or an iatrogenic injury (e.g. unintended consequence of prostatectomy surgery) often leads to debilitating pain, and to the inability to move muscles or feel normal sensations. Peripheral neuropathy, a general term referring to disorders of peripheral nerves that reportedly affects at least 20 million people in the United States. Peripheral neuropathy can be caused by nerve compression, entrapment, laceration, exposure to toxins and even certain types of diseases. For example, individuals with diabetes can, over time, have damage to nerves throughout the body, which may lead to numbness, pain and weakness in the hands, arms, feet, and legs. An estimated 50 percent of those with diabetes have some form of neuropathy. In fact, more than half of all lower limb amputations in the United States occur in people with diabetes, about 86,000 amputations per year.

Optic nerve damage is often a result of traumatic injury and or retinal disorders. Many retinal disorders, such as diabetic retinopathy and age-related macular degeneration (AMD), are accompanied by damage to the retinal ganglion cells, a hallmark of many ophthalmic diseases, disrupting the transmission of signals from the optic nerve to the brain, resulting in loss of sight. Diabetes mellitus is reportedly the leading cause of loss of vision in Americans of working age (20-60 years old) and AMD is the leading cause of loss ofvision in Americans over 60 years old.

Current surgical techniques for repairing damaged nerves have yielded only moderate success to date. Similarly, use of bioartificial nerve grafts and other experimental technologies have had limited success and applicability. The failure of current biomedical technologies and surgical techniques to adequately repair peripheral and optic nerve damage, has created, in our view, a significant market opportunity for technologies or products, that may restore full (or substantially full) nerve functionality in the event of nerve damage.

Through our arrangement with ISURF, we plan to fund various in vitro and in vivo (animal) studies using commercially available neural stem cell lines, which can differentiate preferentially to neurons and astrocytes (cells in the central nervous system).  Our goal, subject to successful basic research outcomes and, ultimately, to appropriate regulatory approvals, is the development of commercially viable, clinically and medically approved, biodegradable micropatterned conduits useful in the surgical repair of damaged peripheral and optic nerves.

Methods for Nerve Regeneration

Peripheral nerves, each containing thousands of individual fibers called axons, extend from the central nervous system (brain and spinal cord) to targets in the periphery, such as muscles, blood vessels, skin and other organs of the body. When a peripheral nerve is damaged, axons between the injury site and the target site degenerate and function is lost. While peripheral nerve axons are able to regenerate naturally when subjected to physical injury, this regeneration is modest at best (approximately 1 mm per day); at present, there is no effective clinical treatment.

In the case of a severed nerve, the severed nerve ends draw back because of the nerve’s inherent elasticity and a gap is formed. In order for the nerve axon to regenerate and reestablish nerve function, it must navigate and bridge the gap. Under the appropriate conditions, e.g., minimal gap length, the end of the severed nerve connected to the spinal cord (proximal side) forms neurite growth cones that navigate the gap and enter endoneurial tubes on the on the other end (distal side) of the severed nerve that is connected to the effector organ.  Once the growth cones reach the other severed side, they enter the endoneurial tubes left from the degenerated axons. However, the growth cones typically grow in many directions and unless the injury is small, the growth cones may never reach the other side. The natural ability of the nerve to regenerate is greatly reduced by the disruption of environmental cues resulting from, for example, soft tissue damage, formation of scar tissue, disruption of the blood supply, or the presence of growth inhibitory substances.

Currently, the most effective method to repair a nerve which has been severed due to a traumatic injury is to remove a healthy, but less essential, nerve from another part of the body and graft it to the damaged area. In essence, the use of autologous nerve grafts for bridging breaks or defects in nerve continuity requires the sacrifice of healthy nerves, which cause the loss of feeling in the area supplied by the donor nerve.

Nerve autografts (nerves taken from the patient) and allografts (nerves taken from a donor patient) are invasive procedures, expensive and offer limited success. Allografts also typically require the use of immunosuppressive drugs to avoid rejection of donor segments. Because of the delicate microstructure of nerves and achieving precise axon-to-axon alignment, nerve coaptation procedures yield only partial restoration of function at best and, in many cases, provide little or no recovery of function. Often, a second surgical procedure is required, which may lead to permanent denervation at the nerve donor site.

Despite improved microsurgery techniques in recent years and continued research efforts, the results of nerve repair surgery are often discouraging. Recovery is very slow, taking months or years and can fail for many reasons. In fact, the result of nerve transection repair is unpredictable and the return of full nerve functionality after surgery remains a sought after goal.

To avoid the problems associated with sacrificing healthy nerves for autografts and allografts, bioartificial nerve grafts have been experimentally developed. These artificial nerve grafts or conduits, fabricated from degradable or non-degradable polymers, act as physical guides at the macroscopic (visible to the naked eye) scale for the regenerating nerve by concentrating chemical and biological growth factors to further stimulate peripheral nerve regeneration.  Unfortunately, alignment and directional control of axonal outgrowth, which is very important in nerve regeneration, is highly uncertain and difficult to reproduce using physical guidance cues alone. As a result, use of artificial nerve grafts has met with only limited success.

Other basic research being conducted to enhance the re-growth of damaged peripheral nerves includes the injection of stem cells, adding enzymes that counteract growth-blocking mechanisms and using electrically conductive polymers and biodegradable conduits filled with magnetically aligned collagen rods to provide directional guidance to regenerating neurons. However, successful applicability of these various techniques has been limited.

The research being performed by us through Iowa State University, involves the use of a patented combination of physical, chemical and biological cues at the “cellular” level to facilitate peripheral nerve regeneration. The methodology being used in our sponsored research involves etching linear nanosized grooves onto a biodegradable substrate into which preferred cues, such as Schwann cells, stem cells and laminin, are added. The combination of micropatterned substrates and cues resulted in accelerated nerve elongation rates, and nerve alignment along the substrate grooves, in in-vitro studies and restored nerve functionality in animal studies. This technology also resulted in the issuance of the ISURF Patent.

Additional research and animal studies have been published in a peer-reviewed research paper entitled “Synergistic Effects of Micropatterned Biodegradable Conduits and Schwann Cells on Sciatic Nerve Regeneration”  in the Journal of Neural Engineering (September 10, 2004). In this study, a 1 cm segment of rats’ sciatic nerves, which deliver nerve messages to the hind legs, were removed. After the initial surgery, the paws (toes) curled up completely and the animals were unable to walk.  The severed nerves were then surgically reconnected using micropatterned conduits pre-seeded with Schwann cells.  Over time, as motor skills were regained, the animal’s paw uncurled and the toes spread in order to support their weight. Though initially unable to walk, the rats started to regain use of their legs after three weeks and were able to function normally after six weeks.

This study demonstrated that biodegradable micropatterned conduits pre-seeded with Schwann cells that provide a combination of physical, chemical and biological guidance cues for regenerating axons at the cellular level offer a better alternative for repairing sciatic nerve transactions than conventional biodegradable conduits.

Nerve Regeneration Research

The research we are sponsoring pursuant to our Option Agreement with ISURF, and in collaboration with researchers at Iowa State University, initially involves studying the efficacy of neural stem lines preseeded into biodegradable micropatterned conduits to promote sciatic nerve regeneration in experiments where rat sciatic nerves have been severed. Contingent on the progress and success of these initial studies using neural stem lines for peripheral nerve regeneration, the scope of research will be expanded to include studies involving optic nerve regeneration.

Previous experiments conducted using Schwann cells were published in a study entitled “Synergistic Effects of Micropatterned Biodegradable Conduits and Schwann Cells on Sciatic Nerve Regeneration” on September 10, 2004, in the Journal of Neural Engineering.

In this study, a 1 cm segment of the sciatic nerves of rats was severed and, as can be expected, after the initial surgery, the paws (toes) curled up completely and the animals were unable to walk.  The severed nerves were then surgically reconnected using micropatterned conduits pre-seeded with Schwann cells. Over time, as motor skills were regained, the animals’ paws uncurled and the toes spread in order to support their weight. Though initially unable to walk, the rats started to regain use of their legs after three weeks and were able to function normally after six weeks.

Due to the limited availability of Schwann cells, which have to be harvested from donor animals, we plan to repeat previously completed experiments using neural stem cell lines, which can differentiate preferentially to neurons and astrocytes (cells in the central nervous system).  Unlike Schwann cells, neural stem cells can be clonally expanded in culture, providing a renewable supply of material for our biodegradable micropatterned conduits for both peripheral nerve and optic nerve experimentation.

We currently do not own any proprietary technology.  The ISURF nerve regeneration technology is owned by ISURF.  We have the right to acquire a license to market the technology on a worldwide basis.  We will base our decision to acquire a license based on the outcomes of the research studies. See "Conduits with Micropatterned Films for Peripheral Nerve Regeneration Research Project" and “Conduits with Micropatterned Films for Optic Nerve Regeneration Research Project.”  There is no assurance that we will in fact exercise our option.

Government Regulation

General

We are involved in a heavily regulated sector, and our ability to remain viable will depend on favorable government decisions at various points by various agencies. From time to time, legislation is introduced in the US Congress that could significantly change the statutory provisions governing our research and development processes, as well as approval, manufacture and marketing of any products derived from such research and development activities. Additionally, healthcare is heavily regulated by the federal government and by state and local governments. The federal laws and regulations affecting healthcare change constantly, thereby increasing the uncertainty and risk associated with any healthcare related venture, including ours. In addition, FDA regulations and guidance are often revised or reinterpreted by the agency in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance, or interpretations changed, and what the impact of such changes, if any, may be.

The federal government regulates healthcare through various agencies, including but not limited to the following: (i) the FDA, which administers the Food, Drug, and Cosmetic Act (“FD&C Act”), as well as other relevant laws; (ii) Centers for Medicare & Medicaid Services (“CMS”), which administers the Medicare and Medicaid programs; (iii) the Office of Inspector General (“OIG”) which enforces various laws aimed at curtailing fraudulent or abusive practices,  including by way of example, the Anti-Kickback Law, the Anti-Physician Referral Law, commonly referred to as Stark, the Anti-Inducement Law, the Civil Money Penalty Law, and the laws that authorize the OIG to exclude healthcare providers and others from participating in federal healthcare programs; and (iv) the Office of Civil Rights, which administers the privacy aspects of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). All of the aforementioned are agencies within HHS. Healthcare is also provided or regulated, as the case may be, by the Department of Defense through its TriCare program, the Public Health Service within HHS under the Public Health Service Act, the Department of Justice through the Federal False Claims Act and various criminal statutes, and state governments under Medicaid and other state sponsored or funded programs and their internal laws regulating all healthcare activities.

In addition to regulation by the FDA, in the future, we may be subject to general healthcare industry regulations. The healthcare industry is subject to extensive federal, state and local laws and regulations relating to:

-  billing for services;

-  quality of medical equipment and services;

-  confidentiality, maintenance and security issues associated with medical records and individually identifiable health information;

-  false claims; and

-  labeling products.

These laws and regulations are extremely complex and, in some cases, still evolving. In many instances, the industry does not have the benefit of significant regulatory or judicial interpretation of these laws and regulations. If our operations are found to be in violation of any of the federal, state or local laws and regulations that govern our activities, we may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines or curtailment of our operations. The risk of being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s time and attention from the operation of our business.

Federal Food and Drug Administration (FDA) Regulation

The production and marketing of products which may be developed from the ISURF nerve regeneration technology and our ongoing research and development activities are subject to extensive regulation and review by numerous governmental authorities. The ISURF nerve regeneration technology and any products derived from the technology must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process before they can be marketed. This process makes it longer, harder and more costly to bring products which may be developed from our technologies to market, and we cannot guarantee that any of such products will be approved.

The pre-marketing approval process can be particularly expensive, uncertain and lengthy, and a number of products for which the FDA approval has been sought by other companies have never been approved for marketing. In addition to testing and approval procedures, extensive regulations also govern marketing, manufacturing, distribution, labeling, and record-keeping procedures. If we do not comply with applicable regulatory requirements, such violations could result in warning letters, non-approval, suspensions of regulatory approvals, civil penalties and criminal fines, product seizures and recalls, operating restrictions, injunctions, and criminal prosecution.

Delays in or rejection of FDA, or other government entity, approval of the ISURF nerve regeneration technology (or products derived from the technology) may also adversely affect our business. Such delays or rejection may be encountered due to, among other reasons, government or regulatory delays, lack of efficacy during clinical trials, unforeseen safety issues, slower than expected rate of patient recruitment for clinical trials, inability to follow patients after treatment in clinical trials, inconsistencies between early clinical trial results and results obtained in later clinical trials, varying interpretations of data generated by clinical trials, or changes in regulatory policy during the period of product development in the United States.

In the United States more stringent FDA oversight in product clearance and enforcement activities could result in our experiencing longer approval cycles, more uncertainty, greater risk, and higher expenses. Even if regulatory approval of a product is granted, this approval may entail limitations on uses for which the product may be labeled and promoted. It is possible, for example, that we may not receive FDA approval to market the ISURF nerve regeneration technology (or products derived from the technology) for broader or different applications or to market updated products that represent extensions of the ISURF nerve regeneration technology. In addition, assuming we obtain a license to the ISURF nerve regeneration technology, we may not receive FDA approval to export products, based on the ISURF nerve regeneration technology, in the future, and countries to which the products are to be exported may not approve them for import.

Any manufacturing facilities which we would utilize for the production of products based on the ISURF nerve regeneration technology would also be subject to continual review and inspection. The FDA has stated publicly that compliance with manufacturing regulations will be scrutinized more strictly. A governmental authority may challenge our compliance with applicable federal, state and foreign regulations. In addition, any discovery of previously unknown problems with the ISURF nerve regeneration technology, products derived from the technology, or manufacturing facilities used to manufacture the ISURF nerve regeneration technology (or products derived the technology) may result in restrictions on the products or the facility, including withdrawal of the product from the market or other enforcement actions.

From time to time, legislative or regulatory proposals are introduced that could alter the review and approval process relating to the ISURF nerve regeneration technology (or products derived from the technology). It is possible that the FDA will issue additional regulations further restricting the sale of the ISURF nerve regeneration technology (or products derived from the technology). Any change in legislation or regulations that govern the review and approval process relating to the ISURF nerve regeneration technology or to any related technologies that we subsequently develop, could make it more difficult and costly to obtain approval for new products based on the ISURF nerve regeneration technology, such additional technologies, or to produce, market, and distribute products derived from such technologies, if approved.

Sales And Marketing

Ultimately, we plan to market products, if any, developed from the ISURF nerve regeneration technology for which we obtain regulatory approval through co-marketing, co-promotion, licensing and distribution arrangements with third party collaborators. No such arrangements presently exist. We believe that this approach will both increase market penetration and commercial acceptance of our products and enable us to avoid expending significant funds to develop a large sales and marketing organization.  See “Risk Factors.”

Competition

Competition in the biotechnology industry is intense. We face competition from many companies, major universities and research institutions in the United States and abroad. Many of our competitors have substantially greater resources, experience in conducting preclinical studies and clinical trials and obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities and production capabilities. We will face competition from companies marketing existing products or developing new products for conditions targeted by our technologies, which may render our technologies absolute. The description of the products and technologies being developed or marketed by our competitors listed below have been taken from publicly available documents or reports file by these companies; accordingly, there is no assurance that the descriptions set forth in the documents and reports filed by such companies are correct, accurate or complete; moreover, we make no assessment of the merits of the technologies underlying the products or treatments described.

-  Synovis Life Technologies, Inc. – has the Neurotube®, a bioabsorbable nerve conduit which Synovis purchased from Neuroregen, LLC;

-  Integra LifeSciences Holdings Corporation – has the NeuraGen™ Nerve Guide, an implantable device that provides a protective environment for a severed nerve after injury;

-  SaluMedica, LLC – has the SaluBridge nerve cuff that provides a protective environment for a severed nerve after injury;

-  Sangamo Biosciences – conducting a phase I clinical trial of therapeutic designed to protect and stimulate the regeneration of peripheral nerve function in diabetics suffering from peripheral neuropathy;

-  Neuren Pharmaceuticals and Metabolic Pharmaceuticals  - collaborating to develop a class of nerve repair compounds for the treatment of degenerative conditions such as peripheral neuropathy, motor neuron disease and repairing the brain or nerves after injuries, and

-  AxoGen,Inc. - established to commercialize peripheral nerve grafting and nerve regeneration technologies developed by researchers at the University of Florida’s McKnight Brain Institute.

These companies may have numerous competitive advantages, including:

-  significantly greater name recognition;

-  established relations with healthcare professionals, customers and third-party payors;

-  established distribution networks;

-  additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

-  greater experience in conducting research and development, manufacturing, clinical trials, obtaining regulatory approval for products, and marketing approved products; and

-  greater financial and human resources for product development, sales and marketing, and patent litigation.

Our commercial success will depend on our ability and the ability of our sublicensees, if any, to compete effectively in product development areas such as, but not limited to, safety, efficacy, ease of use, patient or customer compliance, price, marketing and distribution. There can be no assurance that competitors will not succeed in developing products that are more effective than products, if any, we may derive from our research and development efforts or that would render any such products obsolete and non-competitive. Accordingly, in addition to our research and development efforts, we have undertaken a public relations/advertising program designed to establish our “brand” name recognition early on in our corporate development; we intend to continue to develop and market our brand name pending commercialization of  products, if any, we may derive from our research and development efforts. We believe our strategy ultimately will facilitate the marketing, distribution and public acceptance of any products we may derive from our research and development efforts if and when regulatory approval is received.

A significant amount of research in the biotechnology industry is also being carried out at academic and government institutions. In 2004 alone, the National Institutes of Health spent $51.1 million on peripheral neuropathy research. These institutions are becoming increasingly aware of the commercial value of their findings and are becoming more aggressive in pursuing patent protection and negotiating licensing arrangements to collect royalties for use of technology that they have developed. These institutions may also market competitive commercial products on their own or in collaboration with competitors. Any resulting increase in the cost or decrease in the availability of technology or product candidates from these institutions may affect our business strategy.

Competition with respect to our technologies is and will be based, among other things, on effectiveness, safety, reliability, availability, price and patent position. Another important factor will be the timing of market introduction of our competitive products. Accordingly, the speed with which we can develop products derived from the ISURF nerve regeneration technology, complete the clinical trials and approval processes and ultimately supply commercial quantities of the products to the market is expected to be an important competitive factor. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technological conception and commercial sales.  See “Risk Factors.”

Offices and Research Facilities

Our executive offices are located at 1628 West 1st Ave., Suite 123, Vancouver, British Columbia, Canada.  We have a one year lease, which began on October 1, 2004 and is automatically renewed for successive one year terms unless terminated by either party in writing at least 30 days prior to the end of the then current term. The rent for the office is $500 Cdn. per month.

Our peripheral and optic nerve regeneration research is conducted in approximately 2,500 square feet of laboratory facilities (515 Science II Building, 0122 Molecular Biology Building and Lab Animal Resource facilities) provided by Iowa State University under our Option Agreement with ISURF. Iowa State University is located in Ames, Iowa, 50011. The cost of the facilities is included in the budget under our Sponsored Research Agreement with ISURF.

Both the office and the laboratory facilities are sufficient and adequate for our purposes given our present staff and research objectives.

PLAN OF OPERATION

We are a development stage start-up biotechnology company focused on the identification, development and eventual commercialization of technologies and products for peripheral and optic nerve damage and nerve regeneration. To date we have not generated any revenues, have incurred losses since inception and have minimal assets.

We have financed our operations since inception primarily with the net proceeds received from a placement of equity securities in the aggregate amount of $150,000, and loans from Mr. Rayat (a former director and current stockholder) and Ms. DuMoulin (our controlling stockholder) of, respectively, $100,000 and $5,000.  The loan from Ms. DuMoulin in the amount of $5,000 was repaid in full by us on May 24, 2005.  Cash on hand at May 31, 2005 totaled $90,891.

We have a working capital deficiency of $46,338 and $32,474 at May 31, 2005 and August 31, 2004, respectively, and a stockholders’ capital deficiency of $45,794 at May 31, 2005 and $31,674 at August 31, 2004. We do not anticipate any revenues from operations for the foreseeable future.  Accordingly, we will need additional financing to meet our obligations.

Our plan of operation for the next twelve months depends upon the amount of money available to us both from this offering and from other financing sources.  However, we have no agreement with any person as to any such financings.  If we sell all of the units in this offering, we will have adequate financial resources over the next twelve months to cover our contractual research expenditures, operating expenses and have sufficient general working capital for unexpected contingencies, such as advisory or legal fees.   In tabular form, we expect to expend the following amounts for these purposes:

Peripheral Nerve Research	$155,839
Optical Nerve Research	$73,166
Repayment of Debt	$100,000
Costs of the Offering	$35,000
Management Salaries	$36,000
Website Development	$15,000
Working Capital	$84,995
TOTAL	$500,000

If we sell less than all of the units in this offering, but at least $250,000 worth of units, we may not be able to undertake all of our research activities and we will reduce our expenditures to the levels as shown in the following chart. We will still be able to carry on our necessary activities for the 12 months of operations, including our research testing the efficacy of biodegradable micropatterned conduits on peripheral nerve regeneration, but not the optic nerve regeneration, for which we will have to arrange alternate financing sources.

Peripheral Nerve Research	$155,839
Optical Nerve Research	$73,166
Repayment of Debt	$25,000
Costs of the Offering	$35,000
Management Salaries	$0
Website Development	$15,000
Working Capital	$19,161
TOTAL	$250,000

If we sell less than $250,000 of units, we will be required to seek alternative financing sources in order to conduct the required activities and expend the amounts shown in the preceding table. If we cannot raise these funds, we will suspend operations until we have the necessary capital. If we do not raise the necessary capital by the time that additional expenditures must be made, we may lose our Option Agreement with ISURF or be unable to secure a license to market the technology covered under the Option Agreement in the field of nerve regeneration.

Units are being sold on an “all or none” basis as to the first 500,000 units being offered and on a “best efforts” basis as to the balance.. If at least the minimum amount of 500,000 units is sold, and the offering is closed, we will pay the expenses of this offering and begin utilizing the proceeds from this offering for the purposes described above.  It is likely that the proceeds of those sales will be received by us over a period of at least several months.

If our research testing into the efficacy of biodegradable micropatterned conduits on peripheral and optic nerve regeneration do not continue to demonstrate success, we may terminate our Option Agreement. Should this occur, our planned expenditures would be reduced.

It is also possible that we may identify additional technologies to acquire or develop, although we are not projecting that event during the next twelve months.

In view of our financial condition, our ability of the Company to continue as a going concern is in substantial doubt and dependent our achieving a profitable level of operations and on our ability to obtain necessary financing to fund ongoing operations.  Management believes that our current and future plans enable us to continue as a going concern.  These financial statements do not give effect to any adjustments which would be necessary should we be unable to continue as a going concern and therefore be required to realize on our assets and discharge our liabilities other than in the normal course of business and at amounts different from those reflected in the accompanying financial statements.

Due to the “start up” nature of our business, we expect to incur losses as it expands.  To date, our cash flow requirements have been primarily met by debt and equity financings.  Management believes that we have sufficient cash flow to meet our capital requirements at least the next twelve months.  If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we have to cease operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

We incurred an operating loss of $14,120 for the nine months ended May 31, 2005 and have a working capital deficiency of $46,338 as at May 31, 2005 that raises substantial doubt about our ability to continue as a going concern.  We have been able, thus far, to finance the operations through cash on hand and loans from shareholders.

We plan to continue to seek other sources of financing on favourable terms; however, there are no assurances that any such financing can be obtained on favourable terms, if at all.  We expect to keep our operating costs to a minimum until cash is available through financing or operating activities.  There are no assurances that we will be successful in achieving these goals.

MANAGEMENT

Directors And Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers. We have a board of directors comprised of five members. Each director holds office until the next annual stockholders meeting or until a successor is duly elected or appointed.  Executive officers serve at the discretion of the Board of Directors and are appointed by the Board of Directors.  Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each directors in other companies subject to the reporting requirements under the Federal securities law.  As of August 30, 2005, the members of our board of directors and our executive officers were as follows:

Name	Age	Position	Held Position Since
Terri DuMoulin	39	Director, President, Chief Executive Officer	December 20, 2002
Sandra Dunn	42	Director,	June 3, 2005
Pattiann Hiranandani	47	Director	June 3, 2005
Tareq Ghazaleh	31	Director, Secretary and Treasurer	April 22, 2002
Kesar S. Dhaliwal	43	Director	June 5, 1998

Terri DuMoulin

From August 2000 through August 2002, Ms. DuMoulin worked as a licensed investment advisor and trader specializing in institutional and high net worth investors at Golden Capital Securities Ltd. From August 2002 to March 2003, Ms. DuMoulin has served as a director and secretary of Greystoke Venture Capital, Inc. From December 2000, Ms.DuMoulin also served as a director and President of Edeal.net, Inc. and Director of Entheos Technologies Inc., each a reporting issuer.  She resigned from both companies January 2005.   Ms. DuMoulin has served as a Director of the Company since December 20, 2002.

Sandra Dunn

Dr. Sandra E. Dunn earned a Master of Science and PhD degrees in Toxicology at North Carolina State University in June1995.  From June 1995 through May 2000, Dr. Dunn was a Postdoctoral Fellow, Molecular Carcinogenesis, at the National Institutes of Health.  From May 2000 through October 2001, Dr. Dunn served as Research Assistant Professor, North Carolina State University, Department of Anatomy, Physiology & Radiology at the Functional Genomics Program, in Raleigh NC.  Since October 2001, Dr. Dunn has actively served as Assistant Professor, BC Research Institute for Children’s & Women’s Health, at University of British Columbia.

Pattiann Hiranandani

From July 1998 through May 2002, Mrs. Hiranandani served as Distributor-Regional-Divisional Sales Manager with Goldwell USA, Inc.  From June 2002 through April 2003, Mrs. Hiranandani concluded a brief hiatus.  Since May 2003 through May 2005, Mrs. Hiranandani was responsible for marketing biologic bone graft products and procedures to orthopedic spine, neuro and sports medicine surgeons in the Greater Phoenix, Arizona region for BioAlliance/Wright Medical Technologies.

Tareq Ghazaleh

Mr. Ghazaleh earned a CPA (Certified Public Accounting) designation from the University of Illinois, Chicago in 1998. From August 1997 through August 1999, Mr. Ghazaleh served as general accountant with North Carolina Subs, Inc. Mr. Ghazaleh was a tenured Assistant Controller with The Hynes Group (USA-Canada) from August 1999 through October 2003. Between October 2003 and August 2005, Mr. Tareq Ghazaleh served as Divisional Controller at Bakers Delight Holdings International and Canadian Business, overseeing internal control systems, management information systems and cash flow management.

Kesar S. Dhaliwal

From December 1998 through February 2003, Mr. Kesar S. Dhaliwal served as President and Chief Executive Officer of Entheos Technologies, Inc., a reporting issuer.   Since February 2003, Mr. Dhaliwal has served as President and Chief Executive Officers of National InfoSystems, Inc., a full-service communications consulting firm.

Family Relationships and Other Matters

With the exception of Tareq Ghazaleh, who is the brother-in-law of Mr. Harmel Rayat, our former president and director, there are no family relationships between any of our current or former directors, executive officers and other key personnel.

All of our directors and officers are elected annually to serve for one year or until their successors are duly elected and qualified.

During the past five years, except as set forth below, none of our directors, executive officers, promoters or control persons has been:

-  the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

-  convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

-  subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

-  found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

On October 23, 2003, Mr. Harmel S. Rayat, EquityAlert.com, Inc., and Innotech Corporation of which Mr. Rayat had served at various times as a director and officer, along with certain other individuals, collectively “the respondents,” consented to a cease-and-desist order pursuant to Section 8A of the Securities Act of 1933. Without admitting or denying the findings of the Securities and Exchange Commission related to the public relation and stock advertising activities of EquityAlert.com, Inc. and Innotech Corporation, the respondents agreed to cease and desist from committing or causing any violations and any future violations of , among other things, Section 5(a) and 5(c) of the Securities Act of 1933.  EquityAlert.com, Inc. and Innotech Corporation agreed to pay disgorgement and prejudgment interest of $31,555.14.

On August 8, 2000, Mr. Harmel S. Rayat and EquityAlert.com, Inc., without admitting or denying the allegations of the Securities and Exchange Commission that EquityAlert.com, Inc did not disclose certain compensation received by it in connection with stock advertisements and promotions, consented to the entry of a permanent injunction enjoining them from, among other things, violating Section 17(b) of the Securities Act of 1933; in addition, each agreed to pay a civil penalty of $20,000.

Scientific Advisory Board

Although we do not currently have a scientific advisory board, we intend at some point in our development efforts that we will be assisted in our research and development activities by a scientific advisory board. We intend that the members of the advisory board will be composed of physicians and scientists who will review our research and development, discuss technological advances relevant to us and our business and otherwise assist us. Our management will appoint the members of the advisory board and will appoint any successors or additions as necessary. We are presently in the process of identifying prospective advisory board members. There is no assurance that we will be able to attract qualified persons to become members of our scientific advisory board.

EXECUTIVE COMPENSATION

The following table summarizes the annual compensation paid to the Company's named executive officers for the three years ended August 31, 2004, 2003 and 2002:

Name and Position	Year	Salary	Bonus	Long-term Compensation Awards Securities Underlying Options ($)
Terri DuMoulin Director, President, Chief Executive Officer, Chief Financial Officer and Secretary (1)	2004	$0	$0	$0
	2003	$30,000	$0	$0
	2002	$0	$0	$0

Sandra Dunn Director and Chief Executive Officer (2)	2004	$0	$0	$0
	2003	$0	$0	$0
	2002	$0	$0	$0

Pattiann Hiranandani Director (3)	2004	$0	$0	$0
	2003	$0	$0	$0
	2002	$0	$0	$0

Tareq Ghazaleh Director, Chief Financial Officer and Secretary	2004	$500	$0	$0
	2003	$0	$0	$0
	2002	$0	$0	$0

Kesar Dhaliwal Director (4)	2004	$0	$0	$0
	2003	$3,332	$0	$0
	2002	$0	$0	$0

Harmel Rayat (5)	2004	$0	$0	$0
	2003	$0	$0	$0
	2002	$0	$0	$0

(1) Management fees accrued but not paid. As at February, 28, 2005, this amount of $30,000 remained outstanding as a payable.

(2) Sandra Dunn appointed to the Board of Directors on June 3, 2005.

(3) Pattiann Hiranandani appointed to the Board of Directors on June 3, 2005

(4) Management fees of $5,000 for each of fiscal years 2000 and 2001, along with management fees accrued for 2002 and 2003 totaling $23,332 were paid in full through the issuance of 2,333,200 restricted common shares on March 18, 2003.

(5) Mr. Rayat joined the Board in 2001 and resigned in February 2003.

Directors are not currently compensated, although each is entitled to be reimbursed for reasonable and necessary expenses incurred on our behalf.

There are no employment contracts or agreements between us and any of our directors and officers. We do no have any employee stock option or other benefit plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 28, 2002, Mr. Harmel Rayat, our former president, acquired 1,500,000 shares of our outstanding stock from each of Messrs. Kesar Dhaliwal and Todd Weaver, our founding and, at that time, controlling stockholders.

On December 19, 2002, Octillion issued 8,000,000 shares of restricted common stock at $0.01 per share for the conversion of $80,000 of accrued management fees due to Harmel Rayat, our former president, pursuant to a “Stock Purchase and Sales Agreement” dated February 17, 2003.  Mr. Rayat, simultaneously with his resignation as a director and president of Octillion, sold these 8,000,000 restricted common shares to Octillion’s current president and director, Ms. Terri DuMoulin

On March 18, 2003, we issued 2,333,200 restricted common shares, at $0.01 per share, to Kesar Dhaliwal, a current director to satisfy outstanding management fees of $23,332.

On December 13, 2004, we borrowed $5,000 from Terri DuMoulin, our current president at zero percent interest and issued a 12 month promissory note, which was repaid in full on May 24, 2005.

On April 27, 2005, we borrowed $100,000 from Harmel Rayat, our former president and director, and currently an affiliated shareholder, at a rate of 8.75% and issued a 12 month promissory note.  This amount remained outstanding as of May 31, 2005 and the date of this prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 18, 2005, by:

-  each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of our common stock;

-  each of our directors;

-  each of our named executive officers; and

-  all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

The number and percentage of shares beneficially owned prior to this offering are based on 13,708,200 shares of common stock issued and outstanding as of July 18, 2005.

	Shares Beneficially Owned Prior To This Offering		Shares Beneficially Owned After The Sale Of The Maximum Amount Of This Offering
Name And Address Of Beneficial Owner	Number	Percent	Number	Percent (1)
Terri DuMoulin	8,000,000	58.36%	8,000,000	54.39%
Sandra Dunn	0	0%	0	0%
Pattiann Hiranandani	0	0%	0	0%
Tareq Ghazaleh	0	0%	0	0%
Kesar S. Dhaliwal	2,333,200	17.02%	2,333,200	15.86%
Harmel S. Rayat	3,000,000	21.88%	3,000,000	20.40%
All current directors and executive officers of Octillion Corp. as a group (5 persons)	10,333,200	75.38%	10,333,200	70.25%

(1) The number and percentage of shares beneficially owned after this offering are based on the 13,708,200 shares of common stock issued and outstanding, plus the 1,000,000 shares sold in this offering (without taking into account the shares to be issued upon exercise of the warrants).

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share and 1,000,000 preferred shares, $0.10 par value.  There are currently 13,708,200 shares of our common stock issued and outstanding and no shares of preferred issued. The following description of our securities is qualified in its entirety by reference to our Articles of Incorporation, a copy of which is attached to the registration statement of which this prospectus is a part.

Common Stock

Each holder is entitled to one vote for each share held on all matters to be voted upon by the stockholders. The shares of common stock do not have cumulative voting rights. This means that holders of more than 50% of the shares of common stock voting for the election of directors can elect all the directors and, therefore, our present stockholders can elect all of the directors even after this offering.

The holders of common stock are entitled to receive a pro-rata share of dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. However, we presently intend to reinvest any earnings instead of paying cash dividends. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro-rata in all assets remaining after payment of our liabilities. Shares of common stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

The Articles of Incorporation vests our Board of Directors with authority to divide the preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation.

Holders of the preferred stock are entitled to one vote for each share held of record. Holders of the preferred stock vote with holders of the common stock as one class. There are no shares of preferred stock issued and outstanding.

Unit Warrants

There are currently no warrants outstanding. Two types of warrants are being offered pursuant to this prospectus. Each Class A Non-redeemable Warrant gives its holder the right to purchase one share of common stock for $0.50. The Class A Non-redeemable Warrants will be exercisable at any time from the date this prospectus goes effective for a period of 24 months. A maximum of 1,000,000 shares of common stock are issuable upon the exercise of the Class A Non-redeemable Warrants.

Each Class B Redeemable Warrant purchased in this offering gives its holder the right to purchase one share of common stock for $0.55. The Class B Non-redeemable Warrants will be exercisable at any time from the date this prospectus goes effective for a period of 36 months. A maximum of 1,000,000 shares of common stock are issuable upon the exercise of the Class B Non-redeemable Warrants.

Holders of either the Class A Non-redeemable Warrants or the Class B Non-redeemable Warrants will not have, solely as a result of such ownership, the rights attaching to our common stock or to our preferred stock.

MARKET FOR OUR COMMON STOCK

Although the quotation of prices for trading of our common stock has been authorized on the over-the-counter "pink sheets" market under the symbol “OTLN,” there is no current active trading market for our common stock and there can be no assurance that a trading market will develop, or, if such trading market does develop, that it will be sustained.

The following table sets forth the range of high and low closing prices as reported for our common stock, for the period from September 1, 2004, to the date of the filing of this prospectus. Quotations represent prices between dealers, do not include retail markups, markdowns or commissions and do not necessarily represent prices at which actual transactions were effected.

FISCAL YEAR 2005	HIGH	LOW
Fourth Quarter (June 1 through July 15, 2005)	$0.81	$0.45
Third Quarter (March 1 through May 30)	$0.60	$0.16
Second Quarter (December 1 through February 28)	$0.40	$0.35
First Quarter (September 1 through November 30)	$0.40	$0.30

FISCAL YEAR 2004	HIGH	LOW
Fourth Quarter (June 1 through August 31)	$0.15	$0.13
Third Quarter (March 1 through May 30)	$0.12	$0.12
Second Quarter (December 1 through February 28)	$0.25	$0.12
First Quarter (September 1 through November 30)	$0.30	$0.01

FISCAL YEAR 2003	HIGH	LOW
Fourth Quarter (June 1 through August 31)	$0.01	$0.01
Third Quarter (March 1 through May 30)	$0.05	$0.01
Second Quarter (December 1 through February 28)	$0.05	$0.05
First Quarter (September 1 through November 30)	$0.12	$0.05

Penny Stock

Our common stock is considered “penny stocks” under the rules the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that:

-  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

-  contains a toll-free telephone number for inquiries on disciplinary actions;

-  defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

-  contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-  bid and offer quotations for the penny stock;

-  the compensation of the broker-dealer and its salesperson in the transaction;

-  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

 These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

Holders

As of July 18, 2005, we had approximately 61 registered holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Transfer Agent

The transfer agent of our common stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona  85251.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

-  We would not be able to pay our debts as they become due in the usual course of business; or

-  Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock, and no prediction can be made as to the effect, if any, that market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of the common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of the common stock and could impair our future ability to raise capital through the sale of equity securities. See "Risk Factors." There will be a significant number of shares eligible for future sale and this may hurt the market price of our shares.

Upon the closing of this offering, and assuming all the units are sold, we will have an aggregate of approximately 14,708,200 shares of common stock outstanding. This total does not include any shares of common stock issuable upon the exercise of either the Class A Non-redeemable Warrants or the Class B Non-redeemable Warrants. Of the outstanding shares, the 1,000,000 shares sold in this offering and the 375,000 shares in the public float will be freely tradable, except that any shares held by officers, directors or persons who currently hold 75.38% of our shares of common stock may only be sold in compliance with the limitations described below. The remaining 10,333,200 shares of common stock will be deemed "restricted securities" as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 promulgated under the Securities Act.

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to certain restrictions. In addition, a person who is not deemed to have been an officer, director or person who holds 10% of our shares of common stock at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of selling shares under Rule 144 commences on the date of transfer from the affiliate.

PLAN OF DISTRIBUTION

We offer the right to subscribe for up to 1,000,000 units at $0.50 per unit. There are no minimum purchase requirements. We propose to offer the units directly on an all or none basis with respect to the first 500,000 units and on a best efforts basis with regard to the remaining units. Therefore, 500,000 units must be sold before the offering can be completed.  We will offer the units directly through our officers and directors without the assistance or involvement of broker/dealers or investment banking firms.

The funds received by us from the subscribers will be held by us and any interest earned on the money will be retained by us. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. The offering will continue for a period of 180 days from the date of this prospectus unless extended by us, in our sole discretion and without notice, for an additional 90 days. Funds received by us will be promptly returned by us to the subscribers if 500,000 units are not sold within 180 days of this prospectus (or within 270 days of the date of this prospectus if the offering period is extended by us) and the offering will terminate at that time. If at least 500,000 units are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. We will have our transfer agent issue certificates representing the shares and warrants purchased and promptly deliver same to the subscriber.

No compensation is to be paid to any person for the offer and sale of the units. Our president, officers and other board members may distribute prospectuses related to this offering. We estimate that approximately 100 copies of this prospectus will be distributed by them. They intend to distribute prospectuses to acquaintances, friends and business associates.

Although our officers and directors are associated persons (defined in Rule 3a4-1 under the Exchange Act to mean “any natural person who is a partner, officer, director, or employee of the… issuer”), none will deemed to be a broker for the following reasons:

-  She or he is not subject to a statutory disqualification as that term is defined in Section 3(a) (39) of the Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any membership or participation in, or association with a member of a self-regulatory organization, at the time of her or his participation in the sale of our securities.

-  She or he will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

-  She or he is not an associated person of a broker or dealer at the time of his participation in the sale of our securities.

-  She or he:

-  primarily performs, and will perform at the end of the offering, substantial duties for or on our behalf otherwise than in connection with transactions in securities;

-  is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

-  has not participated in selling an offering of securities for any other issuer  more than once every 12 months other than as otherwise permitted under the Exchange Act.

As of the date of this prospectus, no broker has been retained by us for the sale of units being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

We intend to offer the units for sale in the United States only in Florida.  We may also offer the units to overseas and Canadian investors. If you purchase units, absent an available exemption, you will generally be limited to reselling the constituent securities only in those jurisdictions, together with other jurisdictions in which we may qualify our common stock for secondary trading.

Expiration of the Offering

This offering will expire 180 days from the date from the date of this prospectus, unless concluded by us on an earlier date as we may deem appropriate or extended by us for an additional 90 days in our sole discretion and without notice.

Investor Suitability Standards Applicable In Certain British Columbia, Canada

(a)

Special suitability standards required by any state will be indicated on a sticker to this prospectus.

(b)

The units offered by this Prospectus have not been registered in the State of Florida.  When sales are made to five or more persons in the State of Florida, any sale of the shares in the State of Florida shall be voided by the purchasers of those units within three days after the receipt of consideration by us from those purchasers.

(c)

If you are a resident of the provinces of  British Columbia, Canada, you must either be (1) an “accredited  investor” as defined in Multilateral Investments 45-103 Capital Raising Exemptions (“MI-45-103”), as adopted by, the British Columbia Securities Commission (the “BCSC), or (2) an investor who is purchasing the units as a principal and who is either (i) a director, senior officer or control person of Octillion, or of an affiliate of  Octillion; (ii) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of Octillion, or of an affiliate of Octillion; (iii) a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of Octillion or of an affiliate of Octillion; (iv) a close personal friend of a director, senior officer or control person of Octillion, or of an affiliate of Octillion; (v) a close business associate of a director, senior officer or control person of Octillion, or of an affiliate of Octillion; (vi) a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of Octillion; (vii) a parent, grandparent, brother, sister or child of the spouse of a founder of Octillion; (viii) a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (i) to (vii); or (ix) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in clauses (i) to (vii).

If you are a resident of British Columbia and are purchasing the units as an "accredited investor" within the meaning of MI 45-103, you must deliver, along with the subscription agreement delivered to you, a duly completed and executed Representation Letter in the form attached to the subscription agreement as Annex "A”.

Method of Subscribing

You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.50 per unit must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of Octillion Corp. and delivered to our office located at Suite 123 – 1628 West 1st Avenue, Vancouver, BC, V6J 1G1. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

We believe that the indemnification provisions of our Articles of Incorporation and Bylaws will be useful to attract and retain qualified persons as directors and officers. Our Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted by Nevada law. This is intended to allow our directors and officers the benefit of Nevada's corporation law which provides that directors and officers of Nevada corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for Octillion Corp. by Sierchio Greco & Greco LLP, 720 Fifth Avenue, New York, New York 10019.

LITIGATION

We are not a party to any litigation and we have no knowledge of any pending or threatened litigation against us.

EXPERTS

The financial statements of Octillion Corp. of August 31, 2004 and 2003 included in this prospectus have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report of such financial statements, and are included in this prospectus in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We file current, quarterly and annual reports with the SEC on forms 8-K, 10-QSB and 10-KSB. We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respects by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

Financial Information

OCTILLION CORP.

Index to Financial Statements

Page No.

UNAUDITED FINANCIAL STATEMENTS

UNAUDITED INTERIM CONSOLIDATED BALANCE SHEET AS OF MAY 31, 2005 AND

AUGUST 31, 2004

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE

AND NINE MONTHS ENDED MAY 31, 2005 AND 2004, AND FROM INCEPTION

(MAY 5, 1998) TO MAY 31, 2005

UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)

FOR THE PERIOD FROM INCEPTION (MAY 5, 1998) TO MAY 31, 2005

UNAUDITED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

F-6

FOR THE NINE MONTHS ENDED MAY 31, 2005 AND 2004 AND

FROM INCEPTION (MAY 5, 1998) TO MAY 31, 2005

UNAUDITED NOTES TO INTERIM CONSOLIDATED

F-7

FINANCIAL STATEMENTS (MAY 31, 2005)

AUDITED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

F-10

BALANCE SHEET AS OF AUGUST 31, 2004 AND 2003

F-11

STATEMENTS OF OPERATIONS FOR THE YEARS ENDED AUGUST 31, 2004 AND 2003,

F-12

AND FROM INCEPTION (MAY 5, 1998) TO AUGUST 31, 2004

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

F-13

FROM MAY 5, 1998 (INCEPTION) TO AUGUST 31, 2004

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED AUGUST 31, 2004 AND 2003,

F-15

AND FROM INCEPTION (MAY 5, 1998) TO AUGUST 31, 2004

NOTES TO FINANCIAL STATEMENTS (AUGUST 31, 2004 AND 2003)

F-16

OCTILLION CORP.

(A Development Stage Company)

INTERIM UNAUDITED CONSOLIDATED BALANCE SHEET

MAY 31, 2005 AND AUGUST 31, 2004

(Expressed in US Dollars)

See Note 1 – Development Stage Operation and Going Concern Uncertainty

ASSETS	May 31, 2005	August 31, 2004

Current Assets
Cash	$90,891	$3,826
Total Current Assets	$90,891	$3,826

Fixed assets, net (Note 6)	544	800

Total Assets	$91,435	$4,626

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable and accrued expenses	$6,500	$6,300
Accrued management fees/interest fees – related party (Note 4)	30,729	30,000
Note payable – related party (Note 4)	100,000	-
Total Current Liabilities	$137,229	$36,300

Stockholders' Deficiency
Preferred stock, $0.10 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 13,708,200 shares issued and outstanding	13,708	13,708
Additional paid in capital	242,624	242,624
Deficit accumulated during the development stage	(302,126)	(288,006)
Total Stockholders' Deficiency	(45,794)	(31,674)

Total Liabilities and Stockholders’ Deficiency	$91,435	$4,626

The accompanying notes are an integral part of these consolidated financial statements.

OCTILLION CORP.

 (A Development Stage Company)

INTERIM UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2005 AND 2004, AND FOR THE

PERIOD FROM INCEPTION (MAY 5, 1998) TO MAY 31, 2005

(Expressed in US Dollars)

See Note 1 – Development Stage Operation and Going Concern Uncertainty

	For the Three Months Ended May 31, 2005	For the Three Months Ended May 31, 2004	For the Nine Months Ended May 31, 2005	For the Nine Months Ended May 31, 2004	Cumulative From Inception (May 5, 1998) to May 31, 2005
Revenues	$-	$-	$-	$-	$-
Operating Expenses
Management fees-related party (Note 4)	-	-	-	-	203,074
Professional fees	4,267	-	5,034	6,000	39,782
Travel and entertainment	-	1,516	-	5,157	34,293
Other operating expenses	5,238	1,385	9,294	5,668	35,833
Total operating expenses	(9,505)	(2,901)	(14,328)	(16,825)	(312,982)

Other Income
Interest Income	191	6	208	46	10,856
Total Other Income	191	6	208	46	10,856

Provision for Income Taxes	-	-	-	-	-

Net Loss Available to Common Stockholders	$(9,314)	$(2,895)	$(14,120)	$(16,779)	$(302,126)

Basic and Diluted Loss Per Common Share	$(0.0007)	$(0.0002)	$(0.001)	$(0.001)	$(0.044)

Weighted Average Common Shares Outstanding	13,708,200	13,708,200	13,708,200	13,708,200	6,842,657

The accompanying notes are an integral part of these consolidated financial statements.

OCTILLION CORP.

 (A Development Stage Company)

UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)

FOR THE PERIOD FROM INCEPTION (MAY 5, 1998) TO MAY 31, 2005

(Expressed in US Dollars)

See Note 1 – Development Stage Operation and Going Concern Uncertainty

						Deficit accumulated
	Preferred Stock		Common Stock		Additional	during the	Total stockholders'
	Shares	Amount	Shares	Amount	paid-in capital	development stage	equity (deficiency)
Restricted common stock
issued to related Parties for
management services
at $0.001 per share	-	$-	3,000,000	$3,000	$-	$-	$3,000

Unrestricted common stock sales
to third parties at $0.40 per share	-	-	375,000	375	149,625	-	150,000

Net loss for the period	-	-	-	-	-	(12,326)	(12,326)

Balance, August 31, 1998	-	-	3,375,000	3,375	149,625	(12,326)	140,674

Net loss for the year	-	-	-	-	-	(77,946)	(77,946)

Balance, August 31, 1999	-	-	3,375,000	3,375	149,625	(90,272)	62,728

Net loss for the year	-	-	-	-	-	(12,446)	(12,446)

Balance, August 31, 2000	-	-	3,375,000	3,375	149,625	(102,718)	50,282

Net loss for the year	-	-	-	-	-	(12,904)	(12,904)

Balance, August 31, 2001	-	-	3,375,000	3,375	149,625	(115,622)	37,378

Net loss for the year	-	-	-	-	-	(54,935)	(54,935)

Balance, August 31, 2002	-	-	3,375,000	3,375	149,625	(170,557)	(17,557)

Restricted common stock issued to
a related party to satisfy outstanding
management fees at $0.01 per share
on December 19, 2002 (Note 4)	-	-	8,000,000	8,000	72,000	-	80,000

Restricted common stock issued to a
related party to satisfy outstanding
management fees at $0.01 per share
on March 18, 2003 (Note 4)	-	-	2,333,200	2,333	20,999	-	23,332

Net loss for the year	-	-	-	-	-	(97,662)	(97,662)

Balance, August 31, 2003	-	-	13,708,200	13,708	242,624	(268,219)	(11,887)

Net loss for the year	-	-	-	-	-	(13,884)	(13,884)

Balance, February 29, 2004	-	-	13,708,200	13,708	242,624	(282,103)	(25,771)

Net loss for the year	-	-	-	-	-	(5,904)	(5,904)

Balance, August 31, 2004	-	-	13,708,200	13,708	242,624	(288,006)	(31,674)

Net loss for the year	-	-	-	-	-	(14,120)	(14,120)

Balance, May 31, 2005	-	$-	13,708,200	$13,708	$242,624	($302,126)	($45,794)

F-4/5

OCTILLION CORP.

 (A Development Stage Company)

INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED MAY 31, 2005 AND 2004, AND FOR THE

PERIOD FROM INCEPTION (MAY 5, 1998) TO MAY 31, 2005

(Expressed in US Dollars)

See Note 1 – Development Stage Operation and Going Concern Uncertainty

	Nine Months Ended May 31, 2005	Nine Months Ended May 31, 2004	Cumulative from Inception (May 5, 1998) to May 31, 2005
Cash Flows From Operating Activities
Net Loss	$(14,120)	$(16,779)	$(302,126)
Adjustments to Reconcile Net Loss to Net Cash Flows Used By Operating Activities
Depreciation and amortization	256	170	2,115
Common stock issued for services	-	-	3,000
Conversion of accrued expenses-related party to Equity	-	-	103,332
Changes in Assets and Liabilities
Increase in accounts payable and accrued expenses	200	-	6,500
Increase in accrued management fees/interest exp. related party	729	-	30,729

Net Cash Flows Used In Operating Activities	(12,935)	(16,609)	(156,450)

Cash Flows From Investing Activities
Purchase of Fixed assets	-	-	(2,659)
Net Cash Flows Used In Investing Activities	-	-	(2,659)

Cash Flows From (Used In) Financing Activities
Proceed From Issuance of Common Stock	-	-	150,000
Proceeds from loans from related parties	100,000	-	100,000
Net Cash Flows Provided By Financing Activities	100,000	-	250,000

Increase (Decrease) in Cash and Cash Equivalents	87,065	(16,609)	90,891
Cash and Cash Equivalents, Beginning of Period	3,826	23,122	-
Cash and Cash Equivalents, End of Period	$90,891	$6,513	$90,891

Supplemental Information

Supplemental non-cash investing and financing activities:
Accrued expenses converted to equity	$-	$-	$103,332
Common stock issued for services rendered	$-	$-	$3,000

The accompanying notes are an integral part of these consolidated financial statements.

OCTILLION CORP.

 (A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2005

(Expressed in US Dollars)

Note 1 – Development Stage Operations and Going Concern Matters

In view of certain conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations.  Management believes that its current and future plans enable it to continue as a going concern.  These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize it assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

The Company was incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.,” with an authorized capital stock of 100,000,000 shares of common stock, each with a par value of $.001, and 1,000,000 shares of preferred stock, each with a par value of $0.10.

On February 28, 2005, the Company incorporated a wholly owned subsidiary, Microchannel Technologies Corporation under the laws of the State of Nevada.

Octillion Corp. is a development stage start-up biotechnology company focused on the identification, development and eventual commercialization of technologies and products for peripheral and optic nerve damage and nerve regeneration. To date we have not generated any revenues, have incurred losses since inception and have minimal assets.

Due to the “start up” nature of the Company’s business, the Company expects to incur losses as it expands.  To date, the Company’s cash flow requirements have been primarily met by debt and equity financings.  Management believes it has sufficient cash flow to meet its capital requirements for at least the next twelve months.  If the Company is unable to generate profits or unable to obtain additional funds for its working capital needs, it may have to cease operations.

Management is devoting substantially all of its present efforts in securing and establishing a new business and has not generated any revenues.  To meet these objectives, the Company expects to raise additional funds through private or public equity investment in order to expand the range and scope of its business operations, but there is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

The company incurred an operating loss of $14,120 for the nine months ended May 31, 2005 and has a working capital deficiency of $46,338 as at May 31, 2005 that raises substantial doubt about its ability to continue as a going concern.  Management has been able, thus far, to finance the operations through cash on hand and loans from shareholders.

Management plans to continue to seek other sources of financing on favourable terms; however, there are no assurances that any such financing can be obtained on favourable terms, if at all.  Management expects to keep its operating costs to a minimum until cash is available through financing or operating activities.  There are no assurances that the Company will be successful in achieving these goals.

Note 2 – Basis of Presentation

The accompanying interim unaudited consolidated financial statements have been prepared in accordance with Form SB-2 instructions and in the opinion of management contains all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the consolidated financial position as of May 31, 2005, the consolidated results of operations for the three and nine months ended May 31, 2005 and 2004 and the consolidated results of cash flows for the nine months ended
May 31, 2005 and 2004.  These results have been determined on the basis of generally accepted accounting principles and practices in the United States and applied consistently with those used in the preparation of the Company's 2004 Annual Report on Form SB-2.

Certain information and footnote disclosure normally included in the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States have been condensed or omitted.  It is suggested that the accompanying financial statements be read in conjunction with the accompanying financial statements and notes thereto incorporated by reference in the Company's 2004 Annual Report on Form SB-2.

Note 3 – Significant Accounting Policies

Principles of Consolidation – The consolidated financial statements include the account of Octillion Corp. (a Nevada corporation) and its wholly owned subsidiary, Microchannel Technologies Corporation (a Nevada corporation).  There are no assets and liabilities in the wholly owned subsidiary.

Note 4 – Related Party Transactions

During 2005 and 2004, the Company charged $0 and $0, respectively to operations for management and consulting fees incurred for services rendered by the current president and director of the Company.  Total management fees incurred by relative parties for the period from inception (May 5, 1998) to May 31, 2005 were $203,074 and $30,000 is accrued to payable.

In April 2005, the Company issued an 8.75% interest bearing, unsecured, promissory note of $100,000 to Harmel Rayat, a director and affiliated shareholder of the Company, to pay operating expenses, and $729 interest is accrued to payable.

Note 5 – Net Loss Per Common Share

The following table sets forth the computation of basic and diluted net loss per common share for the nine months ended May 31, 2005 and 2004, and for the period from May 5, 1998 (date of inception) to May 31, 2005.

	For the Three Months Ended May 31, 2005	For the Three Months Ended May 31, 2004	For the Nine Months Ended May 31, 2005	For the Nine Months Ended May 31, 2004	From Inception (May 5,1998) to May 31, 2005
Numerator for basic and diluted – Net loss	$(9,314)	$(2,895)	$(14,120)	$(16,779)	$(302,126)
Denominator for basic and diluted loss per share – weighted average shares	13,708,200	13,708,200	13,708,200	13,708,200	6,842,657
Basic and diluted net loss per common share	$(0.0007)	$(0.0002)	$(0.001)	$(0.001)	$(0.044)

Note 6 – Fixed Assets

Fixed assets are summarized by major classification as follows:

May 31, 2005

August 31, 2004

Computer equipment

        $1,500

       $1,500

Office equipment

          1,159

         1,159

Subtotal

          2,659

         2,659

Less: accumulated depreciation

          2,115

         1,859

           $544

          $800

Note 7 – Material Agreements

As consideration for Iowa State University’s (ISU) performance of the Project, the Company agrees to pay ISU the total sum of one hundred fifty-five thousand eight hundred thirty-nine U.S. dollars ($155,839).  The payment terms shall be as follows: fifty thousand dollars ($50,000) due within 90 days of execution of the Agreement, and four (4) equal payments of twenty-six thousand four hundred fifty-nine dollars and seventy-five cents ($26,459.75) due each by September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006.

Contingent upon satisfactory progress and success of above project, the Company will provide an additional $73,166 for the project entitled “Conduits with Micropatterned Films for Optic Nerve Regeneration”.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

OCTILLION CORP.

(a development stage company)

We have audited the accompanying balance sheets of Octillion Corp. (a development stage company) (“the Company”) as at August 31, 2004 and 2003, the related statements of stockholders’ deficiency, operations and cash flows for the years then ended, and for the cumulative period from May 5, 1998 (inception) to August 31, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.  The financial statements for the cumulative period from inception (May 5, 1998) to August 31, 2002 were audited by other auditors whose report dated December 18, 2003 expressed an unqualified opinion on those statements.  The financial statements for the period from May 5, 1998 (inception) to August 31, 2002 include total revenues and net loss of $nil and $170,557, respectively.  Our opinion on the statements of stockholders’ deficiency, operations and cash flows for the period from May 5, 1998 (inception) to August 31, 2004, insofar as it relates to amounts for prior periods through August 31, 2002 is based solely on the report of other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Octillion Corp. as at August 31, 2004 an 2003, and the results of its operations and its cash flows for the years then ended, and for the cumulative period from May 5, 1998 (inception) to August 31, 2004 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern.  Management's plans concerning these matters are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada

/s/ ERNST & YOUNG LLP

June 28, 2005

Chartered Accountants

OCTILLION CORP.

(A Development Stage Company)

BALANCE SHEETS

FOR THE YEARS ENDED AUGUST 31, 2004 AND 2003

 (Expressed in US Dollars)

See Note 1 – Nature of Business and Basis of Presentation

	Years Ended August 31
	2004	2003
ASSETS
Current assets
Cash	$3,826	$23,122

Total current assets	3,826	23,122

Fixed assets - net (Note 3)	800	1,141

Total assets	$4,626	$24,263

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities
Accounts payable and accrued liabilities	$6,300	$6,150
Accounts payable - related party (Note 4a)	30,000	30,000

Total liabilities	36,300	36,150

Commitments (Note 7)

STOCKHOLDERS' DEFICIENCY

Share capital
Authorized:
100,000,000 common shares, with par value of $0.001 per share
1,000,000 preferred shares, with par value of $0.10 per share
Issued: 13,708,200 common shares	13,708	13,708

Additional paid-in capital	242,624	242,624
Accumulated deficit	(288,006)	(268,219)
Stockholders' deficiency	(31,674)	(11,887)

Total liabilities and stockholders' deficiency	$4,626	$24,263

The accompanying notes are an integral part of these financial statements.

OCTILLION CORP.

 (A Development Stage Company)

STATEMENT OF OPERATIONS

FOR THE YEARS ENDED AUGUST 31, 2004 AND 2003, AND FOR THE

PERIOD FROM INCEPTION (MAY 5, 1998) TO AUGUST 31, 2004

 (Expressed in US Dollars)

See Note 1 – Nature of Business and Basis of Presentation

	Cumulative May 5, 1998	Years Ended
	(inception) to August 31, 2004	August 31, 2004	August 31, 2003
General and administrative expenses

Management fees - related party (Note 4b)	$203,074	$-	$73,332
Professional fees	34,748	6,150	4,050
Travel and entertainment	35,086	5,950	15,677
Other operating expenses	15,098	7,687	4,603

Net (loss) for the period	($288,006)	($19,787)	($97,662)

Earnings (loss) per share - basic and diluted	($0.04)	($0.00)	($0.01)

Weighted average number of common shares
outstanding - basic and diluted	6,471,444	13,708,200	10,526,510

The accompanying notes are an integral part of these financial statements.

OCTILLION CORP.

 (A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

FROM MAY 5, 1998 (INCEPTION) TO AUGUST 31, 2004

(Expressed in US Dollars)

See Note 1 – Nature of Business and Basis of Presentation

						Deficit accumulated
	Preferred Stock		Common Stock		Additional	during the	Total stockholders'
	Shares	Amount	Shares	Amount	paid-in capital	development stage	equity (deficiency)
Restricted common stock
issued to related Parties for
management services
at $0.001 per share	-	$-	3,000,000	$3,000	$-	$-	$3,000

Unrestricted common stock sales
to third parties at $0.40 per share	-	-	375,000	375	149,625	-	150,000

Net loss for the period	-	-	-	-	-	(12,326)	(12,326)

Balance, August 31, 1998	-	-	3,375,000	3,375	149,625	(12,326)	140,674

Net loss for the year	-	-	-	-	-	(77,946)	(77,946)

Balance, August 31, 1999	-	-	3,375,000	3,375	149,625	(90,272)	62,728

Net loss for the year	-	-	-	-	-	(12,446)	(12,446)

Balance, August 31, 2000	-	-	3,375,000	3,375	149,625	(102,718)	50,282

Net loss for the year	-	-	-	-	-	(12,904)	(12,904)

Balance, August 31, 2001	-	-	3,375,000	3,375	149,625	(115,622)	37,378

Net loss for the year	-	-	-	-	-	(54,935)	(54,935)

Balance, August 31, 2002	-	-	3,375,000	3,375	149,625	(170,557)	(17,557)

Restricted common stock issued to
a related party to satisfy outstanding
management fees at $0.01 per share
on December 19, 2002 (Note 4c)	-	-	8,000,000	8,000	72,000	-	80,000

Restricted common stock issued to a
related party to satisfy outstanding
management fees at $0.01 per share
on March 18, 2003 (Note 4d)	-	-	2,333,200	2,333	20,999	-	23,332

Net loss for the year	-	-	-	-	-	(97,662)	(97,662)

Balance, August 31, 2003	-	-	13,708,200	13,708	242,624	(268,219)	(11,887)

Net loss for the year	-	-	-	-	-	(13,884)	(13,884)

Balance, February 29, 2004	-	-	13,708,200	13,708	242,624	(282,103)	(25,771)

Net loss for the year	-	-	-	-	-	(5,904)	(5,904)

Balance, August 31, 2004	-	-	13,708,200	13,708	242,624	(288,006)	(31,674)

The accompanying notes are an integral part of these financial statements.

F-13/14

OCTILLION CORP.

 (A Development Stage Company)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED AUGUST 31, 2004 AND 2003, AND FOR THE

PERIOD FROM INCEPTION (MAY 5, 1998) TO AUGUST 31, 2004

 (Expressed in US Dollars)

 See Note 1 – Nature of Business and Basis of Presentation

	Cumulative May 5, 1998
	(inception) to	Years Ended
	August 31, 2004	August 31, 2004	August 31, 2003
Cash flows from (used in) operating activities
Net loss for the period	($288,006)	($19,787)	($97,662)
Adjustments to reconcile net loss to
net cash used in operating activities:
- depreciation	1,859	341	341
- common stock issued for services	3,000	-	-
- common stock issued for debt settlement	103,332	-	103,332
Changes in non-cash working capital items:
- increase in accounts payable and accrued liabilities	6,300	150	3,250
- increase (decrease) in accounts payable - related party	30,000	-	(30,000)

Net cash used in operating activities	(143,515)	(19,296)	(20,739)

Cash flows used in investing activities
Purchase of equipment	(2,659)	-	-

Cash flows from financing activities
Proceeds from issuance of common stock	150,000	-	-
Net cash flow provided by financing activities	150,000	-	-

Increase (decrease) in cash and cash equivalents	3,826	(19,296)	(20,739)

Cash and cash equivalents, beginning of period	-	23,122	43,861

Cash and cash equivalents, end of period	$3,826	$3,826	$23,122

Supplemental cash flow information:
Interest paid in cash	$-	$-	$-
Income taxes paid in cash	$-	$-	$-

Supplemental noncash transaction
Accrued management fees converted to equity	$103,332	$-	$103,332

The accompanying notes are an integral part of these financial statements.

Octillion Corp.

(A Development Stage Company)

Notes to Financial Statements

August 31, 2004 and 2003

(Expressed in U.S. Dollars)

1.

Nature of Business and Basis of Presentation

The Company was formed on May 5, 1998 under the laws of the State of Nevada for the purpose of marketing investment and health care newsletters via the internet, through its then wholly-owned subsidiary I.pick.com, Inc. (revoked).

Following several years of unsuccessful efforts to commercialize its business model, the Company’s Board of Directors redirected its business so as to position the Company to take advantage of opportunities in the internet and technology-based businesses.  The Company intends to grow through internal development, strategic alliances and acquisitions of existing technology-based ventures, particularly in the biotechnology sector.

The financial statements are prepared in United States dollars and have been prepared by management in accordance with U.S. generally accepted accounting principles on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company has incurred a loss of $19,787 during the year ended August 31, 2004, and at August 31, 2004 has accumulated deficit of $288,006.  In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and is dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations.  The outcome of these matters cannot be predicted at this time.

These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharges its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

2.

Significant Accounting Policies

(a)

Principles of Accounting

These financial statements have been prepared by management in accordance with the United States generally accepted accounting principles (US GAAP).

(b)

Accounting Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and assumptions.

(c)

Foreign Currency Transactions

The Company is located and operates outside of the United States of America.  It maintains its accounting records in U.S. dollars, as follows:

At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are translated into U.S. dollars by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in operations.

(d)

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased.  The Company did not have any cash equivalents as at August 31, 2004 and 2003.

(e)

Fixed assets

Fixed assets are initially recorded at cost and are depreciated under the straight-line method over their estimated useful life as follows:

Computer Equipment

8 years

Office Equipment

8 years

Repairs and maintenance are charged to operations as incurred.

(f)

Long-Lived Assets Impairment

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable in accordance with the  guidance established in Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  For assets that are to be held and used, an impairment loss is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on discounted cash flows or internal and external appraisals, as applicable.  Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

(g)

Income Taxes

The Company has adopted the Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method.  Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carry amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

(h)

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments.  As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision.  Changes in assumptions can significantly affect estimated fair value.

The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, accounts payable – related party approximate their fair value because of the short-term nature of these instruments.  Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company operates outside of the United States of America and is exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the U.S. dollar.

(i)

Comprehensive Income

The Company has adopted the Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  The Company is disclosing this information on its Statement of Stockholders' Equity Deficiency.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

(j)

Earnings (Loss) Per Share

Earnings (loss) per share is computed using the weighted average number of shares outstanding during the year.  The Company has adopted Statement of Financial Accounting Standards No. 128 (SFAS 128), Earnings Per Share.  Diluted loss per share is equivalent to basic loss per share because there is no potential dilutive securities.

(k)

Intangible Assets

The Company adopted the Statement of Financial Accounting Standards No. 142 (SFAS 142), “Goodwill and Other Intangible Assets”, which requires that goodwill and intangible assets with indefinite life are not amortized but rather tested at least annually for impairment.  Intangible assets with a definite life are required to be amortized over their useful life or estimated useful life.

The Company does not have any goodwill nor intangible assets with indefinite or definite life since inception.

(l)

Advertising Expenses

The Company expenses advertising costs as incurred.  The Company did not incur any advertising expenses for the years ended August 31, 2004 and 2003.

(m)

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), “Accounting for Stock-Based Compensation”.  SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  SFAS 123(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed.  Prior to SFAS 123(R), only certain pro-forma disclosures of fair value were required.  SFAS 123(R) shall be effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.  The adoption of FASB No. 123(R), will not have a material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets – an amendment of APB Opinion No. 29.” The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged and provided an exception to the basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. This Statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance—that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, applied prospectively. The adoption of SFAS No. 153 will not have any impact on the Company’s financial statements.

3.

Fixed assets

      August 31, 2004

  August 31, 2003

Computer equipment

                $1,500

         $1,500

Office equipment

  1,159

                          1,159

                                 2,659

                          2,659

Less: Accumulated depreciation                       (1,859)

                        (1,518)

                   $800

                        $1,141

Depreciation expense charged to operations were $341 each year.

4.

Related Party Transactions

Related party transactions are in the normal course of operations and are recorded at amounts established and agreed between the related parties.

(a)

Accounts payable – related party represents the management fees accrued to the president of the Company for the services rendered in 2003 fiscal year.

(b)

In the fiscal year 2003, the Company incurred $73,332 management fees, of which $30,000 was to a current officer, director, and principal shareholder, $40,000 was to formal officer and director, and $3,332 was to another current director.  The Company did not incur management fees for the 2004 fiscal year.

(c)

On December 19, 2002, the Company issued 8,000,000 shares of restriction common stock at $0.01 per share to satisfy $80,000 accrued management fees due to the former president of the Company.

(d)

On March 18, 2003, the Company issued 2,333,200 shares of restricted common stock at $0.01 per share to satisfy $23,333 accrued management fees due to a director of the Company.

5.

Income Taxes

(a)

The Company has net losses for tax purposes totalling approximately $288,000 (2003 - $268,000), which may be applied against future taxable income, and will expire starting 2019 through 2025.  Accordingly, there is no tax expense for the years ended August 31, 2004 and 2003.  The potential tax benefits arising from these losses have not been recorded in the financial statements.  The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations.  When circumstances change and this causes a change in management’s judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

(b)

The tax effects of temporary difference that gives rise to the Company’s deferred tax asset are as follows:

August 31, 2004

August 31, 2003

Tax loss carry forwards

                     $103,000

                      $96,000

Valuation allowance

                      (103,000)

                       (96,000)

Net deferred tax assets

                                $-

                                $-

6.

Segment Information

The Company’s business is considered as operating in one segment based upon the Company’s organizational structure, the way in which the operation is managed and evaluated, the availability of separate financial results and materiality considerations.

7.

Commitments

The Company leases office space located in Vancouver, B.C., Canada under an operating lease at the rate of $417 per month, for a twelve-month period ended October 31, 2005.  Future commitment under the lease is $5,004 in 2005, $834 in 2006, and $nil for all subsequent years.

8.

Subsequent events

(a)

On May 31, 2005, MicroChannel Technologies Corporation (“MicroChannel”) was incorporated under name MultiChannel Technologies Corporation, and changed its name to MicroChannel Technologies Corporation on April 4, 2005.   Subsequent to May 31, 2005, MicroChannel became the Company’s wholly-owned subsidiary by issuing 100% of its outstanding shares to the Company.

(b)

On April 29, 2005, an Option Agreement (the “Agreement”) was executed between Iowa State Research Foundation Inc., (“ISURF”) and the Company’s wholly-owned subsidiary, MicroChannel Technologies Corporation, pursuant to which the Company has acquired an option to obtain a license to certain nerve regeneration technologies being the developed by ISURF.  The Consideration includes:

-  payment of $2,000 in option fees upon execution of the Agreement;

-  provide $155,839 to support the research project entitled “Conduits with Micropatterned Film for Peripheral Nerve Regeneration”;

-  contingent upon satisfactory progress and success of above project, provide additional $73,166 for the project entitled “Conduits with Micropatterned Films for Optic Nerve Regeneration”.

(c)

On April 27, 2005, the Company issued a 12-month promissory note of $100,000 to a director and affiliated shareholder.  The note is unsecured and bears 8.75% annual interest.

(d)

In July 2005, the Company plans to offer up to a total of 1,000,000 units at $0.50 per unit.  Each unit consists of one share of common stock, one Class A non-redeemable warrant to purchase a share of common stock at $0.50 per share for a period of 24 months from the date of issuance, and one Class B non-redeemable warrant to purchase a share of common stock at $0.055 per share for a period of 36 months from the date of issuance.

PART II.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2)the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3) (b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

Our Bylaws contain broad indemnification provisions and provide in relevant part that:

“The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee, or representative.  The foregoing right of an indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled.  The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.”

The foregoing is only a summary of the indemnification provisions of our Bylaws and contracts and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or other proceeding that may result in a claim for such indemnification.

ITEM 25:  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

Securities and exchange commission filing fee	$ 183 ..00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$25,000.00
Transfer agent and escrow agent fees	$ 500.00
Printing and mailing expenses	$1,500.00
Miscellaneous offering expenses	$2, 817 ..00
Total	$35,000.00

ITEM 26:  RECENT SALES OF UNREGISTERED SECURITIES.

On May 5, 1998, 1,500,000 shares of restricted common stock were issued to each of founding shareholders, both of whom are accredited investors in exchange for $1,500.00. These shares were issued in exchange for management services rendered to Octillion Corp. (”Octillion”) valued at $3,000.  Octillion believes that these sales were exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereto, Regulations D and/or S as promulgated thereunder.

On May 15, 1998, Octillion commenced an offering of 375,000 unrestricted common shares pursuant to Regulation D, Rule 504, promulgated under the Securities of Act of 1933. The shares were offered to 166 accredited investors for cash at $0.40 per share, for a total of $150,000. The offering was completed during October 1998.

On December 19, 2002, Octillion issued 8,000,000 restricted shares of common stock to Harmel Rayat, our former president and director. The shares were issued to Mr. Rayat in consideration of the satisfaction of unpaid and accrued management fees in the amount of $80,000. When Mr. Rayat later resigned as Octillion’s president and director, he sold 8,000,000 restricted shares to Octillion’s current president and director, Ms. Terri DuMoulin.  Octillion believes that these sales were exempt from the registration requirements of the Securities Act of 1933 by virtue of Sections 4(1), 4(2) thereto and/or Regulation S as promulgated thereunder.

On March 18, 2003 Octillion issued 2,333,200 restricted shares of common stock to Mr. Kesar Dhaliwal in satisfaction of accrued and unpaid management fees in the amount of $23,332.  Octillion believes that these sales were exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereto and/or Regulation S as promulgated thereunder.

On April 24, 2003, the Registrant issued 100,000 restricted common shares to Health Research Group, LLC, business development consultants, at a price of $0.01 per share, representing the fair market value of services to be rendered. On June 13, 2003, the services of Health Research Group, LLC were terminated and the 100,000 restricted shares were returned to treasury for cancellation.   Octillion believes that these sales were exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereto and/or Regulation S as promulgated thereunder.

ITEM 27: INDEX TO EXHIBITS

Exhibit No.

Description of Exhibit

3 (i)

Articles of Incorporation, as amended

3 (ii)

By Laws

4.1

Form of Common Stock Purchase Class A Non-redeemable Warrant, exercise price $.50

4.2

Form of Common Stock Purchase Class B Non-redeemable Warrant, exercise price $0.55

5.1

Opinion of Sierchio Greco & Greco LLP regarding the legality of the securities being registered

10.1

Option Agreement, dated April 29, 2005, between Octillion Corp. and Iowa State Research Foundation, Inc.

10.2

Promissory Note in favor of Harmel S. Rayat dated April 27, 2005.

10.3

Promissory Note in favor of Terri DuMoulin dated December 13, 2004.

23.1

Consent of Sierchio Greco & Greco LLP

23.2

Consent of Ernest & Young LLP

99

Form Subscription Agreement

ITEM 28:  UNDERTAKINGS

A.       Registrant hereby undertakes:

a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

 (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, province of British Columbia, Canada, on August 30, 2005.

Octillion Corp.

By: /s/ Terri DuMoulin

Name:  Terri DuMoulin

Title:

Chief Executive Officer,

President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/  Terri DuMoulin

Date:  August 30, 2005

Name:  Terri DuMoulin

Title:

Chief Executive Officer,

President and Director

By: /s/ Tareq Ghazaleh

Date:  August 30, 2005

Name:  Tareq Ghazaleh

Title: Director, Secretary/Treasurer

By: /s/ Sandra Dunn

Date:  August 30, 2005

Name:  Sandra Dunn

Title: Director

By: /s/ Kesar Dhaliwal

Date:  August 30, 2005

Name:  Kesar Dhaliwal

Title: Director

By: /s/ Pattiann Hiranandani

Date:  August 30, 2005

Name:  Pattiann Hiranandani

Title: Director

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Terri DuMoulin, as their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for them and in their names and places, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By: /s/ Tareq Ghazaleh

Date:  August 30, 2005

Name:  Tareq Ghazaleh

Title: Director, Secretary/Treasurer

By: /s/ Sandra Dunn

Date:  August 30, 2005

Name:  Sandra Dunn

Title: Director

By: /s/ Kesar Dhaliwal

Date:  August 30, 2005

Name:  Kesar Dhaliwal

Title: Director

By: /s/ Pattiann Hiranandani

Date:  August 30, 2005

Name:  Pattiann Hiranandani

Title: Director

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

--------------------

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

--------------------

Octillion Corp.

(Name of Small Business Issuer in Its Charter)

INDEX TO EXHIBITS

Exhibit No.

Description of Exhibit

3 (i)

Articles of Incorporation, as amended

3 (ii)

By Laws

4.1

Form of Common Stock Purchase Class A Non-redeemable Warrant, exercise price $0.50

4.2

Form of Common Stock Purchase Class B Non-redeemable Warrant, exercise price $0.55

5.1

Opinion of Sierchio Greco & Greco LLP regarding the legality of the securities being registered

10.1

Option Agreement, dated April 29, 2005, between Octillion Corp. and Iowa State Research Foundation, Inc.

10.2

Promissory Note in favor of Harmel S. Rayat dated April 27, 2005.

10.3

Promissory Note in favor of Terri DuMoulin dated December 13, 2004.

23.1

Consent of Sierchio Greco & Greco LLP

23.2

Consent of Ernest & Young LLP

Form Subscription Agreement

Exhibit 3 (i)

FILED

IN THE OFFICE OF THE

SECRETARY OF STATE OF THE

STATE OF NEVADA

MAY 5, 1998

No. C10383-98

/s/ Dean Heller

Dean Heller, Secretary of State

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

Filing Fee:

Receipt#:

STATE OF NEVADA

[STATE OF NEVADA LOGO]

(For filing office use)

Secretary of State

(For filing office use)

_______________________________________________________________________________________________________________

1. NAME OF CORPORATION:  Octillion Corp.

2. RESIDENT AGENT: (designated resident agent and STREET ADDRESS in Nevada where process may be served).

    Name of Resident Agent:  National Registered Agents, Inc. of Nevada

    Street Address:  400 West King Street

Carson City

NV

89703

   Street No.

Street Name

City

State

Zip

    Mailing Address (if differently):_________________________________________________________________

3. AUTHORIZED SHARES: (number of shares the corporation is authorized to issue)

    Number of shares with par value 100,000,000   Par Value:  $.001     Number of shares without par value:_______

4. GOVERNING BOARD:  shall be styled as (check one):   X   Directors                  Trustees

    THE FIRST BOARD OF DIRECTORS shall consist    1    members and the names and addresses are as follows:

    Todd H. Weaver

2000 South Ocean Lane #11.

Ft. Lauderdale FL 33316

    Name

Address

        City/State/Zip

------------------------------------------------------------------------------------------------------------------------------------------------------------------

5.  PURPOSE:  The purpose of the corporation is to conduct or promote any lawful business or purposes.

6.  NRS 78.037:  States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breach of fiduciary duty as a director of officer except acts or omissions which include misconduct or fraud.  Do you want this provision to be part of your articles?   Please check one of the following:   YES  X   NO

7. OTHER MATTERS:  This form includes the minimal statutory requirements to incorporate under NRS 78.  You may attach additional information noted on separate pages.  But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction.  NUMBER OF PAGES ATTACHED    1

8. SIGNATURES OF INCORPORATORS:  The names and addresses of each of the incorporators signing the articles: (signature must be notarized)

   Corporate Creations International Inc.

Subscribed and sworn to before me this 4th day of May 1998

   Name (print)

   941 Fourth Street #200

Miami Beach FL 33139

                /s/ L. A. Uriarte

   Address

       City/State/Zip                                                Notary Public

[Notary Public Stamp]

    /s/ Greg K. Kuroda

   CORPORATE CREATIONS INTERNATIONAL INC.

   Greg K. Kuroda   Vice President

9.  CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

     National Registered Agents, Inc. of Nevada   hereby accepts appointment as Resident Agent for the above named corporation.

    /s/ Assistant Secretary

Date:   5-4-98

    NATIONAL REGISTERED AGENTS, INC. OF NEVADA

ATTACHMENT #1

3.  SHARES:  continued

In addition, the Corporation shall have the authority to issue 1,000,000 shares of preferred stock, par value $.10 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.

SECRETARY OF STATE

[STATE OF NEVADA LOGO]

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that OCTILLION CORP. did on May 5, 1998 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on May 6, 1998

/s/ Dean Heller

Secretary of State

By: /s/ Kelly R. Davenport

Certification Clerk

[STATE OF NEVADA LOGO]

Exhibit 3 (ii)

Bylaws

of

Octillion Corp.

ARTICLE I. DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of the Board of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be shareholders of the Corporation. Residents of any state may be directors.

Section 2. Compensation. The shareholders shall have authority to fix the compensation of directors. Unless specifically authorized by a resolution of the shareholders, the directors shall serve in such capacity without compensation.

Section 3. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arriving) to the holding of the meeting or transacting the specified business at the meeting, or if the director votes against the action taken or abstains from voting because of an asserted conflict of interest.

Section 4. Number. The Corporation shall have at least the minimum number of directors required by law. The number of directors may be increased or decreased from time to time by the Board of Directors.

Section 5. Election and Term. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting or until their earlier resignation, removal from office or death. Directors shall be elected by a plurality of the votes cast by the shares entitled vote in the election at a meeting at which a quorum is present.

Section 6. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.

Section 7. Removal of Directors. At a meeting of shareholders, any director or the entire Board of Directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Section 8. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees each of which must have at least two members. Each committee shall have the authority set forth in the resolution designating the committee.

Section 10. Place of Meeting. Regular and special meetings of the Board of Directors shall be held at the principal meeting place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting.

Section 11. Time, Notice and Call of Meetings.  Regular meetings of the Board of Directors shall be held without notice at the time and on the date designated by resolution of the Board of Directors. Written notice of the time, date and place of special meetings of the Board of Directors shall be given to each director by mail delivery at least two days before the meeting.

Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, unless a director objects to the transaction of business (promptly upon arrival at the meeting) because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of the meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Meetings of the Board of Directors may be called by the President or the Chairman of the Board of Directors. Members of the Board of Directors and any committee of the Board may participate in a meeting by telephone conference or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at a meeting.

Section 12. Action By Written Consent. Any action required or permitted to be taken at a meeting of directors may be taken without a meeting if a consent in writing setting forth the action to be taken and signed by all of the directors is filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

ARTICLE II. MEETING OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation for the election of officers and for such other business as may properly come before the meeting shall be held at such time and place as designated by the Board of Directors

Section 2. Special Meeting. Special meetings of all the shareholders shall be held when directed by the President or when requested in writing by shareholders holding at least 10% of the Corporation’s stock having the right and entitled to vote at such meeting. A meeting requested by shareholders shall be called by the president for a date not less than 10 nor more than 60 days after the request is made. Only business within the purposes described in the meeting notice may be conducted at a special shareholders’ meeting.

Section 3. Place.  Meetings of the shareholders will be held at the principal place of business of the Corporation or at such other place as is designated by the Board of Directors.

Section 4. Notice.  A written notice of each meeting of shareholders shall be mailed to each shareholder having the right and entitled to vote at the meeting at the address as it appears on the records of the Corporation. The meeting notice shall be mailed not less than 10 or more than 60 days before the date set for the meeting. The record date for determining shareholders entitled to vote at the meeting will be the close of business on the day before the notice is sent. The notice shall state the time and place the meeting is to be held. A notice of special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it. If a shareholder transfers any shares after the notice is sent, it shall not be necessary to notify the transferee. All shareholders may waive notice of a meeting at any time.

Section 5. Shareholders Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than quorum, may adjourn the meeting without further notice until a quorum is obtained.

Section 6. Shareholder Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. An alphabetical list of all shareholders who are entitled to notice of a shareholders’ meeting along with their addresses and the number of shares held by each shall be produced at a shareholders’ meeting upon the request of any shareholder.

Section 7. Proxies. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. The appointment of proxy will be effective when received by the Corporation’s officer or agent authorized to tabulate votes. No proxy shall be valid more than 11 months after the date of its execution unless a longer term is expressly stated in the proxy.

Section 8. Validation. If shareholders who hold a majority of the voting stock entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid, even if the meeting was not legally called and noticed.

Section 9. Conduct of Business By Written Consent.  Any action of the shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by at least a majority of shares entitled to vote and are delivered to the officer or agent of the Corporation having custody of the Corporation’s records within 60 days after the date that the earliest written consent was delivered. Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters’ rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the state law governing corporations.

ARTICLE III. OFFICIERS

Section 1.  Officers; Election; Resignation; Vacancies. The Corporation shall have the officers and assistant officers that the Board of Directors appoint from time to time. Except as otherwise provided in an employment agreement which the Corporation has with an officer, each officer shall serve until a successor is chosen by the directors at a regular or special meeting of the directors or until removed. Officers and agents shall be chosen, serve for the terms, and have the duties determined by the directors. A person may hold two or more offices.

Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later date. If the registration is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor officer does not take office until the future effective date.  Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 2.  Powers and Duties of Officers.  The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 3.  Removal of Officers.  An officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board with or without cause whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer, agent or member of a committee shall not of itself create contract rights.  Any officer, if appointed by another officer, may be removed by that officer.

Section 4.  Salaries.  The Board of Directors may cause the Corporation to enter into employment agreements with any officer of the Corporation.  Unless provided for in an employment agreement between the Corporation and an officer, all officers of the Corporation serve in their capacities without compensation.

Section 5.  Bank Accounts.  The Corporation shall have accounts with financial institutions as determined by the Board of Directors.

ARTICLE IV.  DISTRIBUTIONS

The Board of Directors may, from time to time, declare distributions to its shareholders in cash, property, or its own shares, unless the distribution would cause (i) the Corporation to be unable to pay its debts as they become due in the usual course of business, or (ii) the Corporation’s assets to be less than its liabilities plus the amount necessary, if the Corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution.  The shareholders and the Corporation may enter into an agreement requiring the distribution or corporate profits, subject to the provisions of law.

ARTICLE V. CORPORATE RECORDS

Section 1. Corporate Records.  The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.  The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation.  The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

The corporation shall keep a copy of its articles or restated articles of incorporation and all amendments to them currently in effect; these Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if share issued pursuant to those resolutions are outstanding; the minutes of all shareholders’ meetings and records of all actions taken by shareholders without a meeting for the past three years; written communication to all shareholders generally or all shareholders of a class of series within the past three years, including the financial statements furnished for the last three years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Department of State.

Section 2.  Shareholders’ Inspection Rights.  A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any books and records of the Corporation.  The shareholder must give the Corporation written notices of this demand at least five business days before the date on which he wishes to inspect and copy the record(s).  The demand must be made in good faith and for a proper purpose. The shareholder must describe with reasonable particularity the purpose and the records he desires to inspect, and the records must be directly connected with this purpose.  This section does not affect the right of a shareholder to inspect and copy the shareholders’ list described in this Article if the shareholder is in litigation with the Corporation.  In such a case, the shareholder shall have the same rights as any other litigant to compel the production of corporate records for examination.

The corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the Corporation or of any other corporation, has aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation or any other corporation.

Section 3.  Financial Statements for Shareholders.  Unless modified by resolution of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year.  If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If the annual financial statements are reported upon by a public accountant, his report must accompany them.  If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation’s accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared for the preceding year.  The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additionally time thereafter as if reasonably necessary to enable the Corporation to prepare its financial statements.  Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

Section 4.  Other Reports to Shareholders.  If the Corporation indemnifies or advances expenses to any director, officer, employee, or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders’ meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held.  The report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders’ meeting.

ARTICLE VI. STOCK CERTIFICATES

Section 1.  Issuance.  The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates.  Each certificate issued shall be signed by the President and the Secretary (or the Treasurer).  The rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 2.  Registered Shareholders.  No certificate shall be issued for any share until the share is fully paid.  The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by law, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 3.  Transfer of Shares.  Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact.  If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 4.  Lost, Stolen or Destroyed Certificates.  If a shareholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.

ARTICLE VII.   INDEMNIFICATION

Section 1.  Right to Indemnification.  The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee, or representative.  The foregoing right of an indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled.  The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Section 2.  Advances.  Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

Section 3.  Savings Clause.  If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to fullest extent permitted by law.

ARTICLE VIII. AMENDMENT

These Bylaws may be altered, amended, or repealed, and new Bylaws adopted, by a majority vote of the directors or by a vote of the shareholders holding a majority of the shares.

I certify that these are the Bylaws adopted by the Board of Directors of the Corporation.

__________________________

Secretary

Date: __________

effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor officer does not take office until the future effective date.  Any vacancy occurring in any office of the Corporation by death, resignation, and removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 2.  Powers and Duties of Officers.  The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their  respective offices, subject to the control of the Board of Directors.

Section 3.  Removal of Officers.  An officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board with or without cause whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer, agent or member of a committee shall not of itself create contract rights.  Any officer, if appointed by another officer, may be removed by that officer.

Section 4.  Salaries.  The Board of Directors may cause the Corporation to enter into employment agreements with any officer of the Corporation.  Unless provided for in an employment agreement between the Corporation and an officer, all officers of the Corporation serve in their capacities without compensation.

Section 5.  Bank Accounts.  The Corporation shall have accounts with financial institutions as determined by the Board of Directors.

ARTICLE IV.  DISTRIBUTIONS

The Board of Directors may, from time to time, declare distributions to its shareholders in cash, property, or its own shares, unless the distribution would cause (i) the Corporation to be unable to pay its debts as they become due in the usual course of business, or (ii) the Corporation’s assets to be less than its liabilities plus the amount necessary, if the Corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution.  The shareholders and the Corporation may enter into an agreement requiring the distribution or corporate profits, subject to the provisions of law.

ARTICLE V. CORPORATE RECORDS

Section 1. Corporate Records.  The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.  The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation.  The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

The corporation shall keep a copy of its articles or restated articles of incorporation and all amendments to them currently in effect; these Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if share issued pursuant to those resolutions are outstanding; the minutes of all shareholders’ meetings and records of all actions taken by shareholders without a meeting for the past three years; written communication to all shareholders generally or all shareholders of a class of series within the past three years, including the financial statements furnished for the last three years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Department of State.

Section 2.  Shareholders’ Inspection Rights.  A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any books and records of the Corporation.  The shareholder must give the Corporation written notices of this demand at least five business days before the date on which he wishes to inspect and copy the record(s).  The demand must be made in good faith and for a proper purpose. The shareholder must describe with reasonable particularity the purpose and the records he desires to inspect, and the records must be directly connected with this purpose.  This section does not affect the right of a shareholder to inspect and copy the shareholders’ list described in this Article if the shareholder is in litigation with the Corporation.  In such a case, the shareholder shall have the same rights as any other litigant to compel the production of corporate records for examination.

The corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the Corporation or of any other corporation, has aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation or any other corporation.

Section 3.  Financial Statements for Shareholders.  Unless modified by resolution of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year.  If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If the annual financial statements are reported upon by a public accountant, his report must accompany them.  If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation’s accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared for the preceding year.  The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additionally time thereafter as if reasonably necessary to enable the Corporation to prepare its financial statements.  Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

Section 4.  Other Reports to Shareholders.  If the Corporation indemnifies or advances expenses to any director, officer, employee, or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders’ meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held.  The report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares  authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders’ meeting.

ARTICLE VI. STOCK CERTIFICATES

Section 1.  Issuance.  The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates.  Each certificate issued shall be signed by the President and the Secretary (or the Treasurer).  The rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 2.  Registered Shareholders.  No certificate shall be issued for any share until the share is fully paid.  The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by law, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 3.  Transfer of Shares.  Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact.  If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 4.  Lost, Stolen or Destroyed Certificates.  If a shareholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.

ARTICLE VII.   INDEMNIFICATION

Section 1.  Right to Indemnification.  The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee, or representative.  The foregoing right of an indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled.  The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Section 2.  Advances.  Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

Section 3.  Savings Clause.  If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to fullest extent permitted by law.

ARTICLE VIII. AMENDMENT

These Bylaws may be altered, amended, or repealed, and new Bylaws adopted, by a majority vote of the directors or by a vote of the shareholders holding a majority of the shares.

I certify that these are the Bylaws adopted by the Board of Directors of the Corporation.

__________________________

Secretary

Date: __________

Exhibit 4.1

OCTILLION CORP.

Form of Class A Non-Redeemable Warrant

OCTILLION CORP.

Form of Class A Non-Redeemable Warrant

WARRANT CERTIFICATE NO.	DATED: ,2005

         Octillion Corp., a company organized and existing under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, [Name of Purchase], or its registered assigns (the "Warrant Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to [_____________] full paid and non-assessable shares (the "Warrant Shares") of the Company’s common stock, $0.001 par value (the "Common Stock”) at an exercise price equal to $0.50 per share (as adjusted from time to time as provided in Section 5 hereof, the "Exercise Price"), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. (Pacific Time) on the second anniversary of the date hereof (the “Expiration Date”), subject to the following terms and conditions:

     1. Registration of Warrant Certificate.

The Company shall register this Warrant Certificate (the “Warrant”), upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Warrant Holder hereof form time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

     2. Validity of Warrant and Issue of Shares.

The Company represents and warrants that: (i) this Warrant has been duly authorized and validly issued; (ii) the Warrant Shares when issued upon such exercise, will be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and (iii) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

    3. Registration of Transfers and Exchange of Warrants.

(a) Upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 7 hereof, and subject further to compliance with applicable laws rules and regulations, the Company shall register the transfer all or a portion of this Warrant in the Warrant Register,. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion, if any, of this Warrant not so transferred shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

     (b) This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 7 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

     4. Exercise of Warrants.

(a) Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to, the Company, at its address set forth in or pursuant to Section 7, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United State of America, in cash or by certified or official bank check or checks, payable to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 5 business days after the Date of Exercise (as defined herein) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the Securities Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

(b) This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase, provided that such exercise is for not less than the lesser of (i) 50,000 Warrant Shares or (ii) such lesser number of Warrant Shares to which this Warrant entitles the Warrant Holder to acquire upon the exercise hereof. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

(c)  The Warrant Shares purchased under this Warrant shall be deemed to have been issued to Holder as the record owner of such shares as of the close of business on the Exercise Date.

    5. Adjustment Of Exercise Price And Number Of Shares.

THE STOCK PURCHASE PRICE AND THE NUMBER OF SHARES PURCHASABLE UPON THE EXERCISE OR CONVERSION OF THIS WARRANT WILL BE SUBJECT TO ADJUSTMENT FROM TIME TO TIME UPON THE OCCURRENCE OF CERTAIN EVENTS DESCRIBED IN THIS SECTION 5.

(a)

If the Company at any time subdivides the outstanding shares of the Company’s Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced; and conversely, if the Company at any time combines the outstanding shares of the Company’s Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased.  Upon each such adjustment of the Exercise Price, Holder will thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

(b)

If at any time or from time to time the holders of the Company’s Common Stock or Preferred Stock (or other securities at the time receivable upon the exercise of this Warrant) receive or become entitled to receive, without payment therefore:

(i)

any shares of the Company’s Preferred Stock, Common Stock or any other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

(ii)

any cash paid or payable otherwise than as a regular periodic cash dividend at a rate which is substantially consistent with past practice (or, in the case of an initial dividend, at a rate which is substantially consistent with industry practice); or

(iii)

any Preferred Stock, Common Stock or other securities or property (including cash) by way of spin-off, split up, reclassification, combination of shares or similar corporate rearrangement (other than shares of the Company’s Common Stock issued as a subdivision of the Company’s Common Stock, adjustments in respect of which will be covered by the terms of Section 5(a) above), then and in each such case, Warrant Holder will, upon the exercise or conversion of this Warrant, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to this Section 5(b) in which cash would be paid or payable) which Warrant Holder would have held on the date of such exercise or conversion had he or it been the holder of record of such Common Stock or Preferred Stock as of the date on which holders of the Company’s Common Stock or Preferred Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

(c)

Any reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets, or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) equity securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to Warrant Holder) to ensure that Warrant Holder shall, after such Organic Change, have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock acquirable and receivable upon the exercise of this Warrant immediately prior to such Organic Change, such shares, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to Warrant Holder) with respect to Warrant Holder’s rights and interests to ensure that the provisions of this Warrant shall thereafter be applicable to the Warrant, including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the per share value for the Common Stock or other security, if applicable, assigned or reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock or equivalent security of the surviving entity acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale.  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to Warrant Holder), the obligation to deliver to Warrant Holder such shares, securities or assets as, in accordance with the foregoing provisions, Warrant Holder may be entitled to acquire.

    6. Fractional Shares.

The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

    7. Notice.

Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section, (ii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (1) if to the Company, to Octillion Corp., 1628 West 1st Ave., Suite 123, Vancouver, British Columbia, Canada V6J 1G1  Attention: President, or if sent by facsimile to (604) 736-9107, or (ii) if to the Warrant Holder, to the Warrant Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Warrant Holder may provide to the Company in accordance with this Section.

    8. Warrant Agent.

     (a) Initially, Holladay Stock Transfer, Inc. shall serve as warrant agent under this Warrant. Its address and telephone number is 2939 North 67th Place, Suite C, Scottsdale, Arizona 85251; (480) 481-3940. Upon thirty (30) days' notice to the Warrant Holder, the Company may appoint a new warrant agent.

     (b) Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or share Warrant Holders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Warrant Holders at the Warrant Holders' last address as shown on the Warrant Register.

    9. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

(b) Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

(c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principals of conflicts of law thereof.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f) The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

(g) The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

In Witness Whereof, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first indicated above.

OCTILLION CORP.

By: ____________________________

Name:

Title: President and Chief Executive Officer

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Class A Non-Redeemable Warrant)

To:

OCTILLION CORP.

1628 West 1st Ave., Suite 123

Vancouver, British Columbia, Canada V6J 1G1

     In accordance with the Class A Non-Redeemable Warrant (the “Warrant”) enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ___________ shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Octillion Corp. at an Exercise Price (as defined in the Warrant) of ____________ per share and encloses herewith $___________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price for the number of shares of Common Stock to which this Form of Election to Purchase relates.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

Name:

________________

Address:

________________

________________

Social Security Or Tax Identification Number:

____________________

     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

Name:

________________

Address:

________________

________________

Dated: __________, ____                    Name of Warrant Holder:

(Print)_________________________

(By:)___________________________

(Name:)

(Title:)

(Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the right represented by the within Class A Non-Redeemable Warrant (the “Warrant”) to purchase __________ shares of Common Stock of Octillion Corp. to which the within Warrant relates and appoints __________ attorney to transfer said right on the books of Octillion with full power of substitution in the premises.

Dated: __________, ____                    Name of Warrant Holder:

(Print)_________________________

(By:)___________________________

(Name:)

(Title:)

 (Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant)

Name and Address of Transferee:

                                               _______________________________

                                               _______________________________

                                               _______________________________

In the presence of:

Dated: __________, ____

______________________________

Exhibit 4.2

OCTILLION CORP.

Form of Class B Non-Redeemable Warrant

OCTILLION CORP.

Form of Class B Non-Redeemable Warrant

         Octillion Corp., a company organized and existing under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, [Name of Purchase], or its registered assigns (the "Warrant Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to [_____________] full paid and non-assessable shares (the "Warrant Shares") of the Company’s common stock, $0.001 par value (the "Common Stock”) at an exercise price equal to $0.55 per share (as adjusted from time to time as provided in Section 5 hereof, the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including 5:00 p.m. (Pacific Time) on the third anniversary of the date hereof (the “Expiration Date”), subject to the following terms and conditions:

     1. Registration of Warrant.

The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Warrant Holder hereof form time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

     2. Validity of Warrant and Issue of Shares.

The Company represents and warrants that: (i) this Warrant has been duly authorized and validly issued; (ii) the Warrant Shares when issued upon such exercise, will be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and (iii) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

    3. Registration of Transfers and Exchange of Warrants.

(a) Upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 7 hereof, and subject further to compliance applicable laws rules and regulations, the Company shall register the transfer all or a portion of this Warrant in the Warrant Register,. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion, if any, of this Warrant not so transferred shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

(b) This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 7 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

    4. Exercise of Warrants.

(a) Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to, the Company, at its address set forth in or pursuant to Section 7, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United State of America, in cash or by certified or official bank check or checks, payable to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 5 business days after the Date of Exercise (as defined herein) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the Securities Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

(b) This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase, provided that such exercise is for not less than the lesser of (i) 50,000 Warrant Shares or (ii) such lesser number of Warrant Shares to which this Warrant entitles the Warrant Holder to acquire upon the exercise hereof. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

(c)  The Warrant Shares purchased under this Warrant shall be deemed to have been issued to Holder as the record owner of such shares as of the close of business on the Exercise Date.

    5. Adjustment Of Exercise Price And Number Of Shares.

THE STOCK PURCHASE PRICE AND THE NUMBER OF SHARES PURCHASABLE UPON THE EXERCISE OR CONVERSION OF THIS WARRANT WILL BE SUBJECT TO ADJUSTMENT FROM TIME TO TIME UPON THE OCCURRENCE OF CERTAIN EVENTS DESCRIBED IN THIS SECTION 5.

(a)

If the Company at any time subdivides the outstanding shares of the Company’s Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced; and conversely, if the Company at any time combines the outstanding shares of the Company’s Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased.  Upon each such adjustment of the Exercise Price, Holder will thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

(b)

If at any time or from time to time the holders of the Company’s Common Stock or Preferred Stock (or other securities at the time receivable upon the exercise of this Warrant) receive or become entitled to receive, without payment therefore:

(i)

any shares of the Company’s Preferred Stock, Common Stock or any other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

(ii)

any cash paid or payable otherwise than as a regular periodic cash dividend at a rate which is substantially consistent with past practice (or, in the case of an initial dividend, at a rate which is substantially consistent with industry practice); or

(iii)

any Preferred Stock, Common Stock or other securities or property (including cash) by way of spin-off, split up, reclassification, combination of shares or similar corporate rearrangement (other than shares of the Company’s Common Stock issued as a subdivision of the Company’s Common Stock, adjustments in respect of which will be covered by the terms of Section 5(a) above), then and in each such case, Warrant Holder will, upon the exercise or conversion of this Warrant, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to this Section 5 (b) in which cash would be paid or payable) which Warrant Holder would have held on the date of such exercise or conversion had he or it been the holder of record of such Common Stock or Preferred Stock as of the date on which holders of the Company’s Common Stock or Preferred Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

(c)

Any reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets, or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) equity securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to Warrant Holder) to ensure that Warrant Holder shall, after such Organic Change, have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock acquirable and receivable upon the exercise of this Warrant immediately prior to such Organic Change, such shares, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to Warrant Holder) with respect to Warrant Holder’s rights and interests to ensure that the provisions of this Warrant shall thereafter be applicable to the Warrant, including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the per share value for the Common Stock or other security, if applicable, assigned or reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock or equivalent security of the surviving entity acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale.  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to Warrant Holder), the obligation to deliver to Warrant Holder such shares, securities or assets as, in accordance with the foregoing provisions, Warrant Holder may be entitled to acquire.

    6. Fractional Shares.

The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

    7. Notice.

Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section, (ii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (1) if to the Company, to Octillion Corp., 1628 West 1st Ave., Suite 123, Vancouver, British Columbia, Canada V6J 1G1 , Attention: President, or if sent by facsimile to (604) 736-9107, or (ii) if to the Warrant Holder, to the Warrant Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Warrant Holder may provide to the Company in accordance with this Section.

    8. Warrant Agent.

(a) Initially, Holladay Stock Transfer, Inc. shall serve as warrant agent under this Warrant. Its address and telephone number is 2939 North 67th Place, Suite C, Scottsdale, Arizona 85251; (480) 481-3940. Upon thirty (30) days' notice to the Warrant Holder, the Company may appoint a new warrant agent.

(b) Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or share Warrant Holders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Warrant Holders at the Warrant Holders' last address as shown on the Warrant Register.

    9. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

(b) Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

(c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principals of conflicts of law thereof.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f) The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

(g) The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

     In Witness Whereof, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first indicated above.

OCTILLION CORP.

By: ____________________________

Name:

Title: President and Chief Executive Officer

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Class B Non-Redeemable Warrant)

To:

OCTILLION CORP.

1628 West 1st Ave., Suite 123

Vancouver, British Columbia, Canada V6J 1G1

     In accordance with the Class B Non-Redeemable Warrant (the “Warrant”) enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ___________ shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Octillion Corp. at an Exercise Price (as defined in the Warrant) of ____________ per share and encloses herewith $___________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price for the number of shares of Common Stock to which this Form of Election to Purchase relates.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

Name:

________________

Address:

________________

________________

Social Security Or Tax Identification Number:

____________________

     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

Name:

________________

Address:

________________

________________

Dated: __________, ____                    Name of Warrant Holder:

(Print)_________________________

(By:)___________________________

(Name:)

(Title:)

(Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the right represented by the within Class B Non-Redeemable Warrant (the “Warrant”) to purchase __________ shares of Common Stock of Octillion Corp. to which the within Warrant relates and appoints __________ attorney to transfer said right on the books of Octillion with full power of substitution in the premises.

Dated: __________, ____                    Name of Warrant Holder:

(Print)_________________________

(By:)___________________________

(Name:)

(Title:)

 (Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant)

Name and Address of Transferee:

                                               _______________________________

                                               _______________________________

                                               _______________________________

In the presence of:

Dated: __________, ____

______________________________

Exhibit 5.1

Sierchio  Greco & Greco, LLP

720 Fifth Avenue

New York, New York 10019

Telephone: (212) 246-3030

Facsimile: (212) 246-2225

August 30, 2005

Octillion Corp.

Suite 123 – 1628 West 1st Avenue

Vancouver, BC, V6J 1G1

Re:  Form SB-2 Registration Statement

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Octillion Corp, a Nevada corporation (the “Company”) of a Registration Statement on Form SB-2 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”), on August 30, 2005 pursuant to the Securities Act of 1933, as amended (the “Act”) regarding the registration of:

(a)

1,000,000 units (the “Units”), each Unit consisting of one share of common stock (the “Unit Shares”), one Class A Non-redeemable Warrant to purchase a share of common stock at $.50 per share for a period of 24 months from the date of issuance, and one Class B Non-redeemable Warrant to purchase a share of common stock at $.55 per share for a period of 36 months from the date of issuance;

(b)

1,000,000 shares to be issued upon exercise of the Class A Non-redeemable Warrants; and

(c)

1,000,000 shares to be issued upon exercise of the Class B Non-redeemable Warrants

All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Registration Statement. In connection with this opinion, we have examined and relied upon the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, and Registration Statement and related prospectus originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. The shares to be issued upon exercise of the Class A Non-redeemable Warrants and the Class B Non-redeemable Warrants are herein referred to as the “Warrant Shares.”

In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and in reliance thereon subject to the further assumptions and qualifications set forth below, we are of the opinion that (i) the Unit Shares, when issued and paid for in accordance with the terms set forth in the prospectus constituting a part of the Registration Statement, will be validly issued, fully paid and non-assessable; and (ii) the Warrant Shares when issued, paid for and upon exercise of the Warrants in accordance with terms of the Warrants will be validly issued, fully paid, and non-assessable.

The foregoing opinion is limited to the laws of the State of Nevada.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

Sierchio Greco & Greco, LLP.

/s/ Sierchio Greco & Greco, LLP

Exhibit 10.1

OPTION AGREEMENT

This Agreement is made effective as of the date of the last signature to this Agreement by and between Iowa State University Research Foundation, Inc. (hereinafter called “ISURF”), a nonprofit Iowa corporation, and MicroChannel Technologies Corporation (hereinafter called “Company”), a corporation organized and existing under the laws of Nevada;

WHEREAS, ISURF owns by assignment certain inventions that are described in the “Option Technology” defined below, and ISURF desires to have the inventions of the Option Technology utilized in the public interest;

WHEREAS, Company is or intends to evaluate the Option Technology to determine whether it will acquire a license from ISURF under the inventions of the Option Technology; and

WHEREAS, ISURF is willing and hereby offers to grant an option to the Option Technology to Company, and Company hereby states its desire for such an option.

In consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

Section 1.

Definitions.

A.

“Option Technology” shall refer to and mean the intellectual property entitled “Patterned Substrates and Methods for Nerve Regeneration” as described in ISURF Docket Number 02610, including any patents and patent applications listed on Appendix A hereto that are in countries in the Option Territory and any subsequent patent applications owned by ISURF in a country in the Option Territory but only to the extent it claims an invention claimed in a patent application listed on Appendix A in such country.

B.

“Option Field” shall be limited to Nerve Regeneration.

C.

“Option Territory” shall be Worldwide.

D.

“Option Period” shall mean the period commencing on the effective date of this Agreement and ending two (2) months after completion of research project defined in Section 3.B of this Agreement.

E.

“Products” shall refer to and mean any and all products that employ or are in any way produced by the practice of the Option Technology or that would otherwise constitute infringement of any intellectual property rights in the Option Technology.

Section 2.

Grant.

A.

Option to a License.

ISURF hereby grants to Company an option to obtain a license under the Option Technology to make, use and sell Products in the Option Field and the Option Territory.

B.

Standstill.

ISURF hereby agrees that during the Option Period it will not grant to any other third party any license under the Option Technology to make, use and sell Products in the Option Territory and the Option Field.

C.

Term and Exercise of Option.

(i)

The option granted under Section 2A above shall terminate at the end of the Option Period.  In order to exercise its option, Company must, prior to the end of the Option Period, both notify ISURF in writing that it is exercising its rights and provide to ISURF an acceptable development plan similar in scope to that outlined on Appendix B of this Agreement.  The failure of Company to provide timely notice and an acceptable development plan shall be deemed a waiver of Company’s option.

(ii)

Company agrees to notify ISURF promptly at any time during the Option Period if Company has determined not to exercise the option granted under this Agreement.  Company agrees to provide ISURF, in reasonable detail, the basis for such determination with said notice.  The option granted under this Agreement shall terminate upon the giving of such notice by Company.

(iii)

Upon the expiration or termination of its option, Company shall have no residual rights or other rights in the Option Technology.

D.

Negotiation and Terms of License.

(i)

Upon ISURF’s receipt of notice and a development plan reasonably acceptable to ISURF pursuant to Section 2C, ISURF and Company shall enter into good faith negotiations regarding the terms of a license agreement, said agreement to be entered into no later than (3) months after the date Company exercises its option.

(ii)

The terms of the license agreement shall contain reasonable commercial terms and shall be substantially the same in format as those generally used in ISURF’s agreements with companies concerning similar technology.

Section 3.

Consideration.

A.

Company shall pay ISURF an option fee of $2,000 upon Company’s execution of this Agreement.

B.

Company will provide funding in the amount of $155,839 to support the research project entitled "Conduits with Micropatterned Films for Peripheral Nerve Regeneration" as described in the Collaborative Research Agreement attached as Appendix C.  All such funding is payable to ISURF.  Contingent upon satisfactory progress and success of "Conduits with Micropatterned Films for Peripheral Nerve Regeneration," Company will provide an additional $73,166 for project entitled “Conduits with Micropatterned Films for Optic Nerve Regeneration,” as described in the Collaborative Research Agreement attached as Appendix C.   Company will promptly notify Iowa State University and ISURF of its decision to fund the additional project.  All such funding is payable to ISURF.

Section 4.

Certain Warranties of ISURF.

A.

ISURF warrants that except as otherwise provided under Section 5 of this Agreement with respect to U.S. Government interests, it is the owner of the Option Technology or otherwise has the right to grant the option granted under this Agreement.  However, nothing in this Agreement shall be construed as:

(i)

a warranty or representation by ISURF as to the validity or scope of any patents, copyrights, trademarks or trade secrets included in the Option Technology;

(ii)

a warranty or representation that anything made, used, sold or otherwise disposed of under a license granted pursuant to this Agreement will or will not infringe intellectual property rights of third parties;

(iii)

an obligation to bring or prosecute actions or suits against third parties for infringement of any rights under the Option Technology;

(iv)

an obligation to furnish any know-how not provided in the Option Technology; or

(v)

a warranty or representation by ISURF that it will not grant licenses to others to make, use or sell products not included in the Option Technology which may be similar and/or compete with Products made or sold by Company.

Section 5.

United States Government Interests.

It is understood that if the United States Government (through any of its agencies or otherwise) has funded research, during the course of or under which any of the inventions include in the Option Technology were conceived or made, the United States Government is entitled, as a right, under the provisions of 35 U.S.C. § 200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations, to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced such inventions for governmental purposes.  Any license granted to Company pursuant to this Agreement shall be subject to such right.

Section 6.

Notices.

Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.

(a)

Iowa State University Research Foundation, Inc.

Attn.:  Executive Director

Iowa State University

310 Lab of Mechanics

Ames, IA 50011

(b)

MicroChannel Technologies Corporation

Attn: President & CEO

Suite 123 – 1628 West 1st Ave

Vancouver, BC  V6J 1G1

Section 7.

Integration.

This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, except as provided for elsewhere in this Section 7, made prior to or at the signing hereof, shall vary or modify the written terms of this Agreement.  Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

Section 8.

Miscellaneous.

This Agreement may not be transferred or assigned by Company except with the prior written consent of ISURF.  This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Iowa.  If any provisions of this Agreement are or shall come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the parties or this Agreement, those provisions shall be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement shall remain in full force and effect.  If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations.  The parties hereto are independent contractors and not joint venturers or partners.

Section 9.

Confidentiality.

The parties hereto agree to keep any information identified as confidential by the disclosing party confidential using methods at least as stringent as each party uses to protect its own confidential information.  “Confidential Information” shall include Company’s development plan, the Option Technology and all information concerning it and any other information marked confidential or accompanied by correspondence indicating such information is confidential exchanged between the parties hereto prior to or during the Option Period.  Except as may be authorized in advance in writing by ISURF, Company shall grant access to ISURF Confidential Information only to its own employees involved in research relating to the Option Technology and Company shall require such employees to be bound by this Agreement as well.  Company agrees not to use any ISURF Confidential Information to its advantage and ISURF’s detriment. Except as may be authorized in advance in writing by Company, ISURF shall grant access to the Company’s Confidential Information only to its own employees involved in this Option Agreement and ISURF shall require such employees to be bound by this Agreement as well.  ISURF agrees not to use any Company Confidential Information to its advantage and Company’s detriment.  The confidentiality and use obligations set forth above apply to all or any part of the Confidential Information disclosed hereunder except to the extent that:

(i)

Company or ISURF can show by written record that it possessed the information prior to its receipt from the other party;

(ii)

the information was already available to the public or became so through no fault of the Company or ISURF;

(iii)

the information is subsequently disclosed to Company or ISURF by a third party that has the right to disclose it free of any obligations of confidentiality; or

(iv)

five (5) years have elapsed from the expiration of this Agreement.

Section 10.

Authority.

The persons signing on behalf of ISURF and Company hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

   IOWA STATE UNIVERSITY RESEARCH FOUNDATION

By: ____________________________________ Date: ____________, _______

Kenneth Kirkland, Ph.D.

Executive Director

   COMPANY

By: ____________________________________ Date: ____________, _______

Name and Office: _________________________________________________

 APPENDIX A

Article 1.

PATENTS AND PATENT APPLICATIONS

ISURF Docket No.	Country	Patent No.	Patent Issue Date

02610	U.S.	6,676,675	1/13/04

Technology Title (Inventors)

Patterned Substrates and Methods for Nerve Regeneration (Surya K. Mallapragada, Carole A. Heath, Srdija Jeftinija, Cheryl A. Miller, Howard R. Shanks)

APPENDIX B

Article 2.

DEVELOPMENT PLAN

A development plan of the scope outlined below shall be submitted to ISURF by Company upon exercise of the option granted under this Agreement.  In general, the plan should provide ISURF with a summary overview of the activities that Company believes are necessary to make Products available for sale in the commercial marketplace.

Estimated

Start Date

Finish Date

I.

Development Program

A.

Development Activities to be Undertaken

(Please break activities into subunits with the date of completion of major milestones)

1.

2.

B.

Estimated Total Development Time

II.

Governmental Approval

A.

Types of submissions required

B.

Government agency e.g. FDA, EPA, etc.

III.

Proposed Market Approach

IV.

Competitive Information

A.

Potential Competitors

B.

Potential Competitive Devices/Compositions

C.

Known Competitor’s plans, developments, technical achievements

V.

Anticipated Date of Product Launch

Total Length:  approximately 2-3 pages

APPENDIX C

SPONSORED PROJECT AGREEMENT

Article 3     Between

MicroChannel Technologies Corporation

and

IOWA STATE UNIVERSITY OF SCIENCE AND TECHNOLOGY

THIS AGREEMENT is made effective as of May 1, 2005, by and between MicroChannel Technologies Corporation, (“Sponsor”) and Iowa State University of Science and Technology a State of Iowa public university, (“ISU”); together the “Parties”.

WHEREAS, Sponsor wishes to provide financial support for the project entitled Conduits with Micropatterned Films for Peripheral Nerve Regeneration, as further described in the attached Appendix A (“Project”) incorporated into this Agreement by reference; and

WHEREAS, ISU has an established program directed by Surya Mallapragada (“Principal Investigator”) to conduct the Project;

NOW THEREFORE, In consideration of the mutual covenants and promises herein contained, the Parties agree as follows:

1.0

Project Period. The (“Project Period”) of this Agreement is May 1, 2005 through October 31, 2006.

2.0

Project.

2.1

The Project will be directed and supervised by Surya Mallapragada (the “Principal Investigator”), who shall have primary responsibility for the performance of the Project. In the event that the Principal Investigator(s) becomes unable or unwilling to continue Project, ISU will promptly notify Sponsor and ISU and Sponsor shall use good faith efforts to identify a mutually acceptable replacement within sixty (60) days. If a suitable replacement cannot be identified within the sixty day period, Sponsor shall have the right to terminate this Agreement as provided in Section 12.

2.2

ISU agrees to make available such other qualified personnel, physical facilities and services as ISU possesses and as may be required to carry out the Project.

2.3

ISU agrees to prepare and deliver a final report on the Project, for Sponsor’s internal use, within sixty (60) days after the completion of the Project.  Additionally, ISU agrees to provide and deliver informal interim verbal or written reports on the Project, for Sponsor’s internal use, approximately every thirty (30) days during the term of the Project.

2.4

Sponsor understands that ISU may be involved in similar projects through its employees on behalf of ISU and others. ISU shall be free to continue such projects provided that they are conducted separately and, if there is scientific overlap, by different investigators from the Project. Sponsor shall have no rights through this Agreement to other projects.

3.0

Compensation

3.1

As consideration for ISU’s performance of the Project, Sponsor agrees to pay ISU the total sum of one hundred fifty-five thousand eight hundred thirty-nine U.S. dollars ($155,839) as detailed in the approved budget in the attached Appendix B incorporated into this Agreement by reference. The payment terms shall be as follows: fifty thousand dollars ($50,000) due within 90 days of execution of the Agreement, and four (4) equal payments of twenty-six thousand four hundred fifty-nine dollars and seventy-five cents ($26,459.75) due each by September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006.

3.2

Sponsor shall make checks payable to ISURF in US dollars, net of taxes or impost or any kind and send payments to: ISURF, 310 Lab of Mechanics, Ames, IA  50011-2131 with reference to Project.  ISURF will promptly transfer Sponsor’s payment to ISU.  ISU agrees that funds made available to it under the terms of the Agreement will be expended in accordance with the fiscal regulations governing ISU.

3.3

Principal Investigator may transfer funds within the budget as needed without Sponsor’s approval so long as the scope of work under the Project remains unchanged.

4.0

Equipment.  ISU shall retain title to all equipment purchased and/or fabricated with funds provided by Sponsor under this Agreement.

5.0

Rights in Data. Subject to Section 8.0, ISU shall have the right to copyright, publish, disclose, disseminate and use, in whole and in part, any data and information received or developed under this Agreement. The Sponsor shall have the right to duplicate and use for its internal use the technical reports and information specified to be delivered hereunder.  It is agreed that under no circumstances will the Sponsor state or imply in any publication or other published announcement that ISU tested or approved any product which is manufactured, sold, or distributed under a brand name or trademark. It is also agreed that the Parties will not, under any circumstances, use the name of the other Party or its employees in any advertisement, press release or publicity with reference to this Agreement, without prior written approval of the other Party.  Without the prior written consent of the other party, neither ISU nor Sponsor or Sponsor’s Parent, a public company, under any circumstances, shall use the name of the other party or any adaptation thereof or of any staff member, employee or student of the other party:

i)

In any product labeling, advertising, promotional or sales literature, press release or publicity;

ii)

In connection with any public or private offering or in conjunction with any application for regulatory approval, unless disclosure is otherwise required by law, in which case either party may make factual statements concerning this Agreement or file copies of this Agreement after providing the other party with an opportunity to comment and reasonable time within which to do so on such statement in draft.

Neither ISU nor Sponsor or Sponsor’s Parent will issue public announcements about this Agreement, other than statements relating to the Sponsor’s activities in connection with, and the status of, its ongoing research and development of the Project or existence of this Project (including the title of the Project, the name of MicroChannel as the sponsor, the name of the PI, and the award amount) without prior written approval of the other party.  ISU acknowledges that Sponsor may become a public company and that Sponsor’s parent is a public company and, as such, will have certain obligations to make disclosures under applicable law; ISU agrees to use all reasonable efforts to promptly consider any request for approval made by Sponsor or Sponsor’s parent hereunder to enable Sponsor and Sponsor’s parent to comply with such obligations.  Nothing herein shall be deemed or is intended to preclude any party from fully complying with all applicable laws.

6.0

Publication. ISU may publish the findings made by these studies, but will send all publications to Sponsor at least thirty (30) days prior to public disclosure to provide opportunity for review and comment and to determine if patentable subject matter or Sponsor Confidential Information are contained therein. ISU agrees to remove Sponsor Confidential Information as requested by Sponsor prior to disclosure, or to delay disclosure up to sixty (60) days to seek appropriate protection for patentable subject matter. If Sponsor raises no objection within the notification period above, then ISU has the right to proceed with publication.  ISU shall have the final authority to determine the scope and content of any publications, except for removal of Sponsor Confidential Information as described above.

7.0

Intellectual Property

7.1

Subject to any obligations to the United States Government pursuant to the provisions of 35 U.S.C. sections 200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations.

7.1.1

Intellectual property resulting from the performance of the Project and created solely by legal inventors or authors who are ISU employees will be owned by ISU (“ISU IP”) through Iowa State University Research Foundation, Inc. (“ISURF”).

7.1.2

Intellectual property resulting from the performance of the Project and created solely by legal inventors or authors who are Sponsor’s employees will be owned by Sponsor (“Sponsor IP”).

7.1.3

Intellectual property resulting from the performance of the Project and created jointly by legal inventors who are ISU’s employees and Sponsor’s employees will be owned jointly by ISU, through ISURF, and Sponsor (“Joint IP”).

7.1.4

It is agreed that any disputes in inventorship will be determined by a patent attorney mutually agreed upon by Sponsor and ISURF.

7.2

Patent applications will be filed by ISURF on behalf of ISU on ISU IP and Joint IP. Sponsor may, at any time, request ISURF to file a patent application on ISU IP or Joint IP.

7.2.1

If such a request is made, Sponsor agrees to reimburse ISURF for all patent costs plus a 15% patent administration charge. In addition, Sponsor has the right to review all filings and office actions related to the patent applications, provided, however, that in an emergency when immediate action is needed to protect ISU IP or Joint IP, documents may be filed prior to review by the Sponsor and in such event, telephone or facsimile notice shall be given promptly by ISURF or ISURF’s counsel of such action.  ISURF will use reasonable efforts to avoid emergency situations in cases where they have control over the timing of steps involved in protecting ISU IP or Joint IP.

7.3

In consideration of Sponsor’s support of this Project and to the extent that ISURF has a right to grant such license, Sponsor shall be entitled to an option to negotiate a royalty-bearing license to ISU IP and/or ISU’s interest in Joint IP, so long as Sponsor agrees to reimburse ISURF for all patent costs plus a 15% patent administration charge during the term of the option.  Failure to reimburse ISURF’s patent costs plus a 15% patent administration charge will result in termination of the option.

7.3.1

Sponsor must exercise the option in writing to ISURF within four (4) months of ISURF’s notification to Sponsor of any invention/discovery or within four (4) months of the termination of the Project, whichever occurs sooner.

7.3.2

A license must be negotiated in good faith within four (4) months of Sponsor’s written notification that it wishes to exercise the option.  Said license shall contain reasonable terms that are standard in the industry for the ISU IP and/or ISU’s interest in Joint IP, shall require diligent performance by Sponsor for the timely commercial development and marketing of such ISU IP and/or ISU’s interest in Joint IP, and includes Sponsor’s obligation to reimburse ISURF’s patent costs plus a 15% patent administration charge for all inventions subject to the license.

7.4

Sponsor shall retain all invention disclosures submitted by ISU or ISURF in confidence and use its best efforts to prevent disclosure to third parties.  Sponsor shall be relieved of this obligation only when this information becomes publicly available through no fault of Sponsor.

7.5

All licenses elected by Sponsor herein become effective as of the date ISURF and Sponsor sign a license.

8.0

Confidential Information

8.1

The Parties acknowledge that it may be necessary to disclose information to the other Party that is considered proprietary or confidential ("Confidential Information"). If the provider of information considers the information as Confidential Information, it shall be identified as such in writing or marked “CONFIDENTIAL”.  If orally disclosed to or observed by the recipient, Confidential Information shall be reduced to writing by the provider, marked “CONFIDENTIAL,” and delivered to recipient within thirty (30) days of disclosure.

8.2

The recipient of Confidential Information agrees to keep in confidence and not to disclose Confidential Information to any persons outside the recipient’s organization or to any unauthorized persons within recipient’s organization, without the prior written approval of provider.  Recipient acknowledges it will treat provider’s Confidential Information in a manner consistent with recipient’s treatment of its own similar Confidential Information.  However, the foregoing obligation of nondisclosure shall not apply to any portion of Confidential Information which:

8.2.1

was in the possession of recipient before receipt from provider; or

8.2.2

is or becomes a matter of public knowledge through no fault of recipient; or

8.2.3

is rightfully received by recipient from a third party without a duty of confidentiality; or

8.2.4

is disclosed by provider to a third party without a duty of confidentiality on the third party;

8.2.5

is independently developed by recipient and shown by documentation; or

8.2.6

is disclosed publicly under operation of law.

8.3

Recipient shall not disclose Confidential Information disclosed under this Agreement for a period of five (5) years from the date of expiration or termination of this Agreement.

8.4

Upon request of provider, recipient shall return or destroy all Confidential Information.  However, recipient may retain one (1) copy for archival purposes and to confirm compliance with this Agreement.

9.0

Material Transfer.  Should tangible proprietary materials (e.g. biological materials, seeds, software, prototypes) be transferred between the Parties during the term of this Agreement, a copy of the fully executed material transfer agreement shall be attached as Appendix C.

10.0

 Warranty.  All results of the Project are provided AS IS WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.  ISU MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

11.0

Insurance, Indemnification and Liability

11.1

Sponsor shall not be responsible or liable for any injuries or losses which may result from the implementation or use by ISU of the results from the Project.

11.2

To the full extent permitted by Chapter 669, Code of Iowa, ISU will indemnify, defend and hold harmless Sponsor, its directors, officers, agents and employees with respect to any personal injury or other expense, claim, liability, loss, damage or costs (including attorneys’ fees) in connection with or in any way arising during performance of Project work by ISU its employees or agents.

11.3

Sponsor will indemnify, defend and hold harmless ISU, its directors, officers, agents and employees with respect to any personal injury or other expense, claim, liability, loss, damage or costs (including attorneys’ fees) in connection with or in any way arising during performance of Project work by Sponsor its employees or agents.

12.0

TERM and TERMINATION

12.1

This Agreement shall begin on the Effective Date, according to Section 1.0, and extend through October 31, 2006 unless terminated earlier as provided hereunder.

12.2

Termination for Cause. Sponsor may terminate this Agreement prior to the expiration of the natural term of the Agreement by giving thirty (30) days’ written notice to ISU.  Upon early termination of this Agreement by Sponsor, ISU, through ISURF, will be compensated for all actual and allowable expenses and all noncancellable obligations properly incurred or encumbered prior to that date of termination.

12.3

Termination for Convenience. Either Party may terminate for convenience with sixty (60) days written notice. Upon termination for convenience by either Party, the terminated Party will be compensated for all actual and allowable expenses and all noncancellable obligations properly incurred or encumbered prior to that date of termination.

12.4

Upon termination, recipient shall discontinue use of Confidential Information and return or destroy all such information to provider, subject to retention of one (1) copy for archival purposes to confirm compliance with this Agreement.

12.5

Termination rights under any material transfer agreement as described in Section 9.0, shall be as described in the material transfer agreement.

13.0

Notices

MicroChannel Technologies Corporation

For Technical matters

Name: Terri DuMoulin

Address: Suite 123 – 1628 West 1st Avenue, Vancouver, BC, V6J 1G1

Phone: 604-736-9109

Fax: 604-736-9107

Email: terrid@telus.net

For Business matters

Name: Terri DuMoulin

Address: Suite 123 – 1628 West 1st Avenue, Vancouver, BC, V6J 1G1

Phone: 604-736-9109

Fax: 604-736-9107

Email: terrid@telus.net

For Intellectual Property matters

Name: Terri DuMoulin

Address: Suite 123 – 1628 West 1st Avenue, Vancouver, BC, V6J 1G1

Phone: 604-736-9109

Fax: 604-736-9107

Email: terrid@telus.net

IOWA STATE UNIVERSITY

For Technical Matters

Name:

Surya Mallapragada, Ph.D.

Title:

Associate Professor

Address:

3035 Sweeney Hall

Ames, IA  50011

Phone:

515-294-7407

Fax:

515-294-2689

Email:

suyrakm@iastate.edu

For Business Matters

Name:

Gary Gillet

Title:

Associate Director, OSPA

Address:

Office of Sponsored Programs Administration

2207 Pearson, Rm. 15

Ames, IA  50011

Phone:

(515)294-5225

Fax:

515-294-8000

Email:

grants@iastate.edu

For Intellectual Property Matters

Name:

Kenneth Kirkland

Title:

Executive Director, ISURF

Address:

ISU Research Foundation

310 Lab of Mechanics

Ames, IA  50011

Phone:

(515)294-4740

Fax:

515-294-0778

Email:

kenk@iastate.edu

14.0

Assignment.  This Agreement is personal in its character and cannot be assigned, sold, transferred or encumbered in any manner by any Party hereto without the express written consent of the other Party, any attempt to do so being void.

15.0

Governing Law. This Agreement shall be deemed to be a contract under, and shall be governed by and construed and enforced in accordance with the laws of the State of Iowa.

16.0

Entire Agreement.  This Agreement sets forth the entire Agreement between the Parties and supercedes all previous agreements written or oral.  This Agreement may be amended only by an instrument in writing duly executed on behalf of the Parties.

IN WITNESS WHEREOF, Sponsor and ISU have caused this Agreement to be executed by their duly authorized representatives as of Effective Date written above.

MicroChannel Technologies Corporation

Agreed and Understood

Name:

Date

Title:

Name:

Date

Title:

Approved

Name:

Date

Title:

IOWA STATE UNIVERSITY

Agreed and Understood

Name:

Date

Title:

Name:

Date

Title:

Approved

Name:

Gary Gillet

Date

Title:  Associate Director, OSPA

Appendix A: Research Plan

Conduits with Micropatterned Films for Peripheral Nerve Regeneration

Article 3.

Surya Mallapragada, Donald Sakaguchi and Srdija Jeftinija

Micropatterned biodegradable polymer films will be fabricated using photolithography, reactive ion etching and transfer techniques. The films will have microchannels of width 10-20 mm, depths of 4 mm and spacing between the microgrooves of 10-20 mm. Neural stem cell lines from Cambrex will be cultured in vitro and their behavior on these substrates will be analyzed using immunocytochemistry to identify the conditions under which they differentiate preferentially to neurons and astrocytes. Their alignment on the substrates will also be measured and the microgroove dimensions will be varied accordingly, if required. The micropatterned films will be inserted into biodegradable polymer conduits and seeded with the neural stem cells prior to implantation at the site of severed sciatic nerves. Some of the conduits preseeded with stem cells will be frozen down and stored for a few months to investigate the effect of storage on their behavior. The in vitro studies will be repeated again after three months to determine differentiation. A rat model will be used for the animal studies and the rest of the conduits with micropatterned films pre-seeded with neural stem cells will be sutured to the two ends of the sciatic nerves.

For the 8-week in vivo study, controls of empty conduits and no conduits will be used. Both functional and morphological regeneration will be investigated. A walking track analysis will be used to investigate the movement of the test rats. The sciatic function index will depict the functional recovery, while histological studies of the regenerated nerves will be conducted to measure nerve cross-section, and the number of myelinated and unmyelinated axons. The efficacy of these conduits with micropatterned film inserts preseeded with neural stem cells (which is the expected final product) to promote sciatic nerve regeneration will be the focus of the studies.

Timeline:

In vitro studies of stem cell growth and alignment

Months 1-6

Investigation of cell differentiation

Months 7-9

Micropatterned films and conduit fabrication

Months 1-3

Conduit implantation

Months 10-11

Walking track testing

Months 10-11

Histology and data analysis

Months 12-18

Conduits with Micropatterned Films for Optic Nerve Regeneration

Based on the progress and success of the peripheral nerve regeneration studies, they will be extended to optic nerve regeneration. The results of the in vitro studies performed in the case of the peripheral nerve regeneration will be used to plan the in vivo studies. A rat model will be used again for the animal studies and the injury models that will be used are acute ocular ischemia and chronic ocular hypertension (models used to study glaucoma). The same approaches will be used to fabricate the conduits preseeded with the stem cells and implanted in rats for an 8-12 week study. Visual function will be monitored using ERG recordings and pupillometry. A behavioral assay for visual acuity using the water maze test will also be implemented to ascertain the efficacy of this regeneration method.

Timeline

Conduit implantation

Months 19-21

Evaluation of visual function

Months 21-24

Behavioral analysis

Months 21-24

Appendix B: Budget

A. Salaries, Wages & Fringe Benefits	$64,214
B. Materials and Supplies	$37,000
D. Tuition	$7,054
H. Total Direct Costs	$108,268
E. Indirect Costs (47% Modified Total Direct Costs)	$47,571
Total Project Cost	$155,839

Additional budget contingent on progress and success of Conduits with Micropatterned Films for Peripheral Nerve Regeneration:

A. Salaries, Wages & Fringe Benefits	$32,355
B. Materials and Supplies	$15,000
D. Tuition	$3,554
H. Total Direct Costs	$50,909
E. Indirect Costs (47% Modified Total Direct Costs)	$22,257
Total Project Cost	$73,166

Exhibit 10.2

OCTILLION CORP.

PROMISSORY NOTE

$100,000.00

April 27, 2005

     Octillion Corp., a Nevada corporation (the "Company"), for value received, hereby promises to pay to Harmel S. Rayat ("Holder") or order, the principal sum of one hundred thousand dollars ($100,000.00) with interest as provided below.

     1.   Payment.

     (a) Payment. Subject to the provisions of Section 3 hereof relating to the revision of this Note, principal and accrued interest hereof shall be payable on April 27, 2006 (the "Maturity Date"). Payment hereunder shall be made by the Company to the Holder, at the address as provided to the Company by the Holder in writing, in lawful money of the United States of America. Interest shall accrue with respect to the unpaid principal amount of the loan from the date of this Note until such principal is paid at a rate of eight and three-quarters percent (8.75%) per annum (computed on the basis of a 365-day year).

     (b) Prepayment. The Company shall have the right at any time and without penalty to prepay, in whole or in part, the principal outstanding and/or the interest accrued hereunder.

2.   Events of Default.

The occurrence of any of the following shall constitute an "Event of Default" under this Note:

    (a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note on the date due and such payment shall not have been made within fifteen (15) days of Company's receipt of Holder's written notice to the Company of such failure to pay; or

     (b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidate or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing; or

     (c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

3.   Rights of Holder Upon Default.

Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Paragraphs 2(b) and 4(c)) and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Paragraphs 2(b) and 4(c), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

     4.   Miscellaneous.

     (a) Amendment Provisions. Any provision of this Note other than the principal amount and identity of the Holder may be amended, waived or modified upon the written consent of the Company and the Holder.

     (b) Severability. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Company and the Holder.

     (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada.

     (d) Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, the Company and the Holder and their respective successors and assigns; provided, however, that the Company may not assign its obligations hereunder without the Holder's prior written consent.

     (e) Enforcement Costs. The Company agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, the Holder expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the Holder hereunder.

     (f) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be duly given upon receipt if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery, addressed (i) if to Holder, at the address or facsimile number of such Holder, or at such other address or number as such Holder shall have furnished to the Company in writing, or (ii) if to Company, at Suite 123, 1628 West 1st Avenue, Vancouver, BC, Canada, V6J 1G1, Attention: Chief Financial Officer or at such other address as Company shall furnish to the Holder in writing.

     (g) Payment. Payment shall be made in lawful tender of the United States.

     (h) Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

Octillion Corp.

/s/ Terri DuMoulin

Name: Terri DuMoulin

Title: President and CEO

Exhibit 10.3

OCTILLION CORP.

PROMISSORY NOTE

$5,000.00

December 13, 2004

     Octillion Corp., a Nevada corporation (the "Company"), for value received, hereby promises to pay to Terri DuMoulin ("Holder") or order, the principal sum of Five thousand dollars ($5,000.00) with non-interest as provided below.

     1.   Payment.

     (a) Payment. Subject to the provisions of Section 3 hereof relating to the revision of this Note, principal shall be payable on December 13, 2005 (the "Maturity Date"). Payment hereunder shall be made by the Company to the Holder, at the address as provided to the Company by the Holder in writing, in lawful money of the United States of America. Interest shall accrue with respect to the unpaid principal amount of the loan from the date of this Note until such principal is paid at a rate of zero (0.00%) per annum (computed on the basis of a 365-day year).

     (b) Prepayment. The Company shall have the right at any time and without penalty to prepay, in whole or in part, the principal outstanding and/or the interest accrued hereunder.

2.   Events of Default.

The occurrence of any of the following shall constitute an "Event of Default" under this Note:

    (a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note on the date due and such payment shall not have been made within fifteen (15) days of Company's receipt of Holder's written notice to the Company of such failure to pay; or

     (b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidate or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing; or

     (c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

3.   Rights of Holder Upon Default.

Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Paragraphs 2(b) and 4(c)) and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Paragraphs 2(b) and 4(c), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

     4.   Miscellaneous.

     (a) Amendment Provisions. Any provision of this Note other than the principal amount and identity of the Holder may be amended, waived or modified upon the written consent of the Company and the Holder.

     (b) Severability. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Company and the Holder.

     (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada.

     (d) Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, the Company and the Holder and their respective successors and assigns; provided, however, that the Company may not assign its obligations hereunder without the Holder's prior written consent.

     (e) Enforcement Costs. The Company agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, the Holder expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the Holder hereunder.

     (f) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be duly given upon receipt if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery, addressed (i) if to Holder, at the address or facsimile number of such Holder, or at such other address or number as such Holder shall have furnished to the Company in writing, or (ii) if to Company, at Suite 123, 1628 West 1st Avenue, Vancouver, BC, Canada, V6J 1G1, Attention: Chief Financial Officer or at such other address as Company shall furnish to the Holder in writing.

     (g) Payment. Payment shall be made in lawful tender of the United States.

     (h) Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

Octillion Corp.

/s/ Terri DuMoulin

Name: Terri DuMoulin

Title: President and CEO

 Exhibit  23.1

Consent of Sierchio Greco & Greco, LLP

The consent of Sierchio Greco & Greco, LLP is included in Exhibit 5.1.

Exhibit 23.2

[ERNST & YOUNG, LLP LOGO]

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 28, 2005 in the Registration Statement and the related Prospectus of Octillion Corp. for the registration of up to 3,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Vancouver, British Columbia, Canada

Chartered Accountants

August 30, 2005

Exhibit 99

Form of Subscription Agreement

This Subscription Agreement Does Not Constitute An Offer To Sell Or A Solicitation Of Any Offer To Buy Any Units By Anyone In Any Jurisdiction In Which Such Offer Or Solicitation Is Not Qualified To Do So Or To Anyone To Whom It Is Unlawful To Make Such Offer Or Solicitation.

SUBSCRIPTION AGREEMENT

Octillion Corp.

1,000,000 Units

Each unit consists of one share of common stock, one Class A non-redeemable warrant to purchase a share of common stock at $.50 per share for a period of 24 months from the date of issuance, and one Class B non-redeemable warrant to purchase a share of common stock at $.55 per share for a period of 36 months from the date of issuance.

Offering Price - $0.50 per Unit

(All dollar amounts are in US dollars unless otherwise indicated)

In order to buy units offered by Octillion Corp., a Nevada corporation (the “Company”), as described in, and in accordance with, the prospectus dated ____________ (accompanying this Subscription Agreement, a prospective investor must complete and sign this Subscription Agreement.

1.

Number of units subscribed for: _______________________________

2.

Payment tendered (number of units subscribed for multiplied by $.50): _______________

3.

If the Subscriber is a resident of the Province of British Columbia, the Subscriber represents and warrants to the Company that the Subscriber is either [Please check and initial all applicable boxes]:

[   ] (A) “accredited  investors” as defined in Multilateral Investments 45-103 Capital Raising Exemptions (“MI-45-103”), as adopted by the British Columbia Securities Commission (the “BCSC”); or

[   ] (B) a person who are purchasing the shares as a principal and who is either

[   ] a director, senior officer or control person of the Company, or of an affiliate of the Company,

[   ] a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company,

[   ] a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Company or of an affiliate of the Company,

[   ] a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company,

[   ] a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company,

[   ] a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company,

[   ] a parent, grandparent, brother, sister or child of the spouse of a founder of the Company,

[   ] a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (i) to (vii), or

[   ] a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in any of the preceding clauses.

If the Subscriber is resident in British Columbia and is purchasing the units as an "accredited investor" within the meaning of MI 45-103, the Subscriber must deliver, a duly completed and executed Representation Letter in the form attached hereto as Annex A.

4.

Payments can be made in cash or by check, bank draft or postal express money order payable to “Octillion Corp.”  Forward this Subscription Agreement and payment to Octillion Corp., 1628 West 1st Ave., Suite 123, Vancouver, British Columbia, Canada V6J 1G1 , Attention: President

5.

In connection with the offer and sale of the units, the Company reserves the right, in its sole discretion, to reject any subscription in whole or in part for any reason whatsoever notwithstanding the tender of payment at any time prior to its acceptance of any subscriptions.

Name of Subscriber: ___________________________

(Please print)

Signature of Subscriber: ________________________

Address of Subscriber: _________________________________________________________________________

Telephone Number: ___________________________

Facsimile Number: ____________________________

Soc. Sec. or Tax ID No.: _______________________

Article 4.

ACCEPTANCE OF SUBCRIPTION

The subscription of __________________________ to purchase ________ units offered by Octillion Corp. is hereby accepted this ____ day of _______________, 2005.

Octillion Corp.

By:

______________________________

Terri DuMoulin, President

Annex A

To the Subscription Agreement

Of

Octillion Corp.

(ACCREDITED INVESTOR STATUS IN BRITISH COLUMBIA, CANADA)

PLEASE COMPLETE THIS SCHEDULE BY MARKING YOUR INITIALS BESIDE THE CATEGORY OF "ACCREDITED INVESTOR" APPLICABLE TO YOU.

The term "accredited investor" is defined in Multilateral Instrument 45-103 (Capital Raising Exemptions) to mean:

______	(a) a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);
______	(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
______	(c) an association under the Cooperative Credit Associations Act (Canada) located in Canada;
______

(d)

a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

______

(e)

a person or company registered under the securities legislation of British Columbia, or under the securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

______

(f)

an individual registered or formerly registered under the securities legislation of British Columbia, or under the securities legislation of another jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e);

______	(g) the government of Canada or a province, or any crown Company or agency of the government of Canada or a province;
______	(h) a municipality, public board or commission in Canada;
______	(i) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
______	(j) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;
______	(k) a registered charity under the Income Tax Act (Canada);
______

(l)

an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

______

(m)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

______

(n)

a Company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

______	(o) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;
______

(p)

a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which the Executive Director (as defined in the Securities Act  (British Columbia), respectively) has issued a receipt;

______	(q) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function, or
______	(r) a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

The following definitions relate to certain of the categories of "accredited investor" set forth above:

"adviser" means a person or company engaging in or holding itself out as engaging in the business of advising others with respect to investing in or the buying or selling of securities or exchange contracts, and is registered as an adviser with the British Columbia Securities Commission or the Alberta Securities Commission, as applicable;

"Canadian financial institution" means a bank, loan Company, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized to carry on business in Canada or a jurisdiction, or the Confederation des caisses populaires et d'economie Desjardins du Quebec;

"dealer" means a person or company that trades in securities or exchange contracts as principal or agent, and is registered as a dealer with the British Columbia Securities Commission or the Alberta Securities Commission, as applicable;

"financial assets" means cash and securities;

"foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

"individual" means a natural person, but does not include a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or a natural person in the person's capacity as a trustee, executor, administrator or other legal representative;

"issuer" means a person or company who: (i) has a security outstanding; (ii) is issuing a security; or (iii) proposes to issue a security;

"jurisdiction" means a province or territory of Canada, except when used in the term foreign jurisdiction;

"person or company" includes, in British Columbia, an individual, Company, partnership, party, trust, fund, association and any other organized group of persons and the personal and other legal representative of a person to whom the context can apply according to law; "related liabilities" means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

"securities legislation" means: (i) in British Columbia, the Securities Act (British Columbia), the regulations, rules and forms under that Act and the blanket rulings and orders issued by the British Columbia Securities Commission;

"subsidiary" means an issuer that is controlled by another issuer; and

"voting security" means a security of an issuer that: (i) is not a debt security, and (ii) carries a voting right under all circumstances or under some circumstances that have occurred and are continuing.

Affiliated Issuers

An issuer is affiliated with another issuer if one of them is the subsidiary of the other or if each of them is controlled by the same person or company.

Control

An issuer is controlled by a person or company if voting securities of the issuer are held (other than as security for bona fide debt) by or for the benefit of that person or company, and the voting rights attached to those voting securities are sufficient, if exercised, to elect a majority of the directors of the issuer.

All monetary references in this Annex A are in Canadian Dollars